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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
The Cheesecake Factory Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 21, 2008

Dear Stockholder:

        You are cordially invited to attend The Cheesecake Factory Incorporated Annual Meeting of Stockholders on Thursday, May 22, 2008 at 10:00 a.m. (Pacific Daylight Time). The meeting will be held at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California 91362.

        The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement. Our agenda for the Annual Meeting will also include an overview of our business operations and recent performance results.

        Regardless of whether or not you will attend, please vote by signing, dating and returning the enclosed Proxy Card, or you can vote by telephone or Internet (see back cover). Voting by mail will not prevent you from voting in person at the meeting.

Sincerely,

David Overton Chairman of the Board and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting of Stockholders, and to ensure that a quorum is present, you are urged to vote your proxy by telephone or the Internet (see back cover), or by returning the Proxy Card by mail. If you are able to attend the meeting and you wish to vote your shares in person, the proxy is revocable.

IF YOU PLAN TO ATTEND THE MEETING

Please note that attendance will be limited to stockholders. Admission will be on a first-come, first-served basis. Stockholders may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

THE CHEESECAKE FACTORY INCORPORATED
26901 Malibu Hills Road
Calabasas Hills, California 91301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
on
May 22, 2008

        The 2008 Annual Meeting of Stockholders of THE CHEESECAKE FACTORY INCORPORATED (the "Company") will be held at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California 91362, on Thursday, May 22, 2008, beginning at 10:00 a.m. Pacific Daylight Time, for the following purposes:

  1.
  To elect two nominees to serve as directors of the Company for three-year terms and until respective successors shall be elected and qualified;

  2.
  To approve an amendment to the Company's Amended and Restated 2001 Omnibus Stock Incentive Plan;

  3.
  To approve amendments to the Company's Certificate of Incorporation to eliminate the classified Board of Directors and make conforming changes to the Company's Certificate of Incorporation;

  4.
  To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 30, 2008; and

  5.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        At the Annual Meeting, the Board of Directors intends to present David Overton and Agnieszka Winkler for election to the Board of Directors.

        The Board of Directors has fixed the close of business on March 31, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Debby R. Zurzolo Secretary

Calabasas Hills, California
April 21, 2008

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. PLEASE READ CAREFULLY THE ATTACHED PROXY STATEMENT, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, AND RETURN THE PROXY CARD AS SOON AS POSSIBLE.

THE CHEESECAKE FACTORY INCORPORATED

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2008

General

        This Proxy Statement is furnished to the stockholders of THE CHEESECAKE FACTORY INCORPORATED (the "Company" and "we," "us" or "our") in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California 91362, on May 22, 2008, beginning at 10:00 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof. We intend to cause this Proxy Statement and form of proxy to be mailed to stockholders on or about April 21, 2008.

Voting; Quorum; Abstentions and Broker Non-Votes

        On March 31, 2008, the record date fixed by the Board of Directors for the Annual Meeting, 67,054,377 shares of our common stock were outstanding and there were no outstanding shares of any other class of stock. Each holder of common stock is entitled to one vote for each share of such stock held of record. Only stockholders of record at the close of business on March 31, 2008 will be entitled to notice of and to vote at the Annual Meeting.

        The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy. Our Bylaws provide that unless otherwise provided by law or by the Certificate of Incorporation or the Bylaws, all elections and questions other than the election of directors shall be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the Annual Meeting. Shares of stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining. Shares of voting stock represented by "broker non-votes" (i.e., shares of stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter) shall be treated as present for purposes of determining a quorum.

        Directors are elected by a plurality of the votes cast. Accordingly, abstentions and broker non-votes will not affect the election of a candidate who receives a plurality of votes. Proposals 2 and 4 each require the approval of a majority of the outstanding shares of stock entitled to vote thereon present in person or proxy at the Annual Meeting. Accordingly, abstentions as to each of these proposals will have the same effect as votes against the proposal. Broker non-votes as to Proposals 2 and 4, however, will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of the proposals. Proposal 3 requires the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of our common stock. Accordingly, abstentions and broker non-votes will have the same effect as voting against Proposal 3.

Proxies

        Proxies delivered pursuant to this solicitation are revocable at the option of the persons executing the same, prior to their exercise, by attendance and voting at the Annual Meeting (although attendance at the Annual Meeting itself will not revoke a proxy) or by filing written Debby R. Zurzolo, our Secretary, a written notice revoking the proxy or another duly executed proxy bearing a later date. Unless previously revoked, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Annual Meeting by the named attorneys-in-fact and agents, to the extent authorized, in accordance with the directions contained therein.

        If no directions are given, the shares represented by such proxies will be voted FOR the election of the nominees for directors, David Overton and Agnieszka Winkler; FOR the approval of an amendment to the Company's Amended and Restated 2001 Omnibus Stock Incentive Plan; FOR the approval of the amendments to the Company's Certificate of Incorporation to declassify the Board of Directors; and FOR the ratification of the selection of PricewaterhouseCoopers LLC as the Company's independent registered public accounting firm for the fiscal year ending December 30, 2008; The named proxies may vote in their discretion upon such other matters as may properly come before the Annual Meeting, including any motion made for adjournment or postponement (including for purposes of soliciting additional votes).

Solicitation

        We will pay for the cost of preparing, assembling and mailing the Notice of Annual Meeting and Proxy Statement and the cost of this solicitation. Our directors, officers and other staff members may solicit proxies, without additional remuneration, in person or by telephone or facsimile transmission. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies, and will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard. Our staff members participating in a solicitation of proxies will not receive any additional remuneration. We have retained MacKenzie Partners, Inc., a proxy soliciting firm, to provide advice with respect to the 2008 Annual Meeting of Stockholders and MacKenzie Partners, Inc. may assist in the solicitation of proxies for an estimated total fee of $60,000, plus reimbursement of certain out-of-pocket expenses.

        Important Notice regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 22, 2008: This Proxy Statement and our 2007 Annual Report to Stockholders are available at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Bylaws provide for a Board of Directors consisting of no less than five and no more than thirteen members, the exact number within this range being determined by the Board of Directors. The Board of Directors has currently set the number of directors at eight. The Board of Directors is classified into three classes with each director serving a three-year term. David Overton and Agnieszka Winkler are serving terms that will expire at the Annual Meeting of Stockholders to be held in 2008. Allen J. Bernstein, Jerome I. Kransdorf and Wayne H. White are serving terms that will expire at the Annual Meeting of Stockholders to be held in 2009. Alexander L. Cappello, Thomas L. Gregory and David R. Klock are serving terms that will expire at the Annual Meeting of Stockholders to be held in 2010. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. If the stockholders approve the proposed amendments to the Company's Certificate of Incorporation, all directors will be elected for a one-year term beginning with the 2011 Annual Meeting of Stockholders. See Proposal No. 3, "Approval of Amendments to the Certificate of Incorporation to Eliminate the Classified Board of Directors, to Permit Removal of Directors with or without

Cause, and to Eliminate the Supermajority Vote Requirement with Respect to Article FIFTH of the Certificate of Incorporation".

        The Corporate Governance and Nominating Committee of the Board of Directors ("Governance Committee") has recommended the nomination of David Overton and Agnieszka Winkler for reelection to the Board of Directors for three-year terms that will expire at the Annual Meeting of Stockholders to be held in 2011. Mr. Overton is our current Chairman of the Board and Chief Executive Officer. Ms. Winkler was recommended by a non-management director for consideration by the Governance Committee and was appointed by the Board of Directors in fiscal 2007 to fill a vacancy. The Board of Directors approved the Governance Committee's recommendations and nominated Mr. Overton and Ms. Winkler, each of whom has indicated his or her willingness to serve. Unless a stockholder specifies otherwise, the shares represented by each returned proxy will be voted FOR the election of Mr. Overton and Ms. Winkler.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF MR. OVERTON AND MS. WINKLER TO THE BOARD OF DIRECTORS.

Our Board of Directors

        DAVID OVERTON, age 62, co-founded our predecessor with his parents. He has served as our Chairman of the Board and Chief Executive Officer since its incorporation in February 1992.

        ALLEN J. BERNSTEIN, age 62, became a director of the Company in February 2008. Mr. Bernstein is the President of Endeavor Restaurant Group, Inc. He founded and served as Chairman and Chief Executive Officer of Morton's Restaurant Group, Inc. from 1989 through 2005 and presently serves as its Chairman Emeritus. He currently serves on the boards of directors of a number of privately held companies, including Charlie Brown's Steakhouse, Caribbean Restaurants, LLC, and Bravo Development, Inc. In addition, Mr. Bernstein is non-executive Chairman of the Board of Perkins & Marie Callenders, Inc., as well as Director Emeritus of McCormick & Schmick's Seafood Restaurants. He also serves on both the Board of Directors and Board of Trustees of the American Film Institute.

        ALEXANDER L. CAPPELLO, age 52, became a director of the Company in February 2008. Mr. Cappello is Chairman and Chief Executive Officer of Cappello Capital Corp., a global merchant banking firm, which has conducted business in 50 countries where its principals have completed over $110 billion in transactions. Mr. Cappello has more than 30 years of global experience in corporate management, corporate finance, and investment banking and merchant banking. He currently serves as a Trustee for the University of Southern California and past President of its Alumni Association Board of Governors. In addition, he serves as a Trustee of the City of Hope, and a director of California Republic Bank and the RAND Corporation Center for Middle East Public Policy. Mr. Cappello previously served as Chairman of the International Board of the Young Presidents Organization, Chairman of Inter-Tel (Delaware), Incorporated and has served as a director for a number of public companies prior to their acquisition or privatization, including Koo Koo Roo, Inc., Cytrx Corp., and Genius Products, Inc.

        THOMAS L. GREGORY, age 72, became a director of the Company upon the consummation of our initial public offering in September 1992. Mr. Gregory has over 50 years of experience in the food service industry. He served as Vice Chairman of the Board of Directors of Sizzler International, Inc., a restaurant chain, until August 1994. Mr. Gregory served as President, Chief Executive Officer and a member of the Board of Directors of Sizzler from 1982 to 1991, and then served as President of its successor company until his retirement in 1992. From 1974 to 1991, he served as Vice President for Collins Foods International, Inc., a food service company, and retained such position concurrently with his positions at Sizzler. Mr. Gregory is a member of the Board of Directors of Regis Corporation, the world's largest chain of retail hair care operations.

        DAVID R. KLOCK, Ph.D., age 63, became a director of the Company in December 2006. He is currently the Wachovia Chair in Business and Dean of the School of Business at the University of Alabama

at Birmingham. From 2005 until 2008, Dr. Klock was Dean of the College of Business Administration at California State Polytechnic University in Pomona, California. In 2004, Dr. Klock was appointed Chairman of CompBenefits Corporation, an Atlanta, Georgia-based provider of dental and vision plans to over 4.5 million members in the United States. From 1993 to 2004, Dr. Klock served as Chairman and Chief Executive Officer of CompBenefits and from 1991 to 1993, he served as President.

        JEROME I. KRANSDORF, age 69, became a director of the Company in March 1997. Mr. Kransdorf has more than 40 years of investment management experience. He currently serves as President of JaK Direct, a division of Muriel Siebert & Co., Inc. From 1997 to 2001, Mr. Kransdorf served as Senior Vice President of J. & W. Seligman & Co. Incorporated, an investment advisory firm. From 1959 to 1997, he was employed in investment and senior management positions at Wertheim & Co. and its successor companies.

        WAYNE H. WHITE, age 70, became a director of the Company upon the consummation of our initial public offering in September 1992. From 1983 until his retirement in June 2002, Mr. White was an investment banker specializing in gaming and restaurant companies. Mr. White has approximately 20 years of senior management experience in the restaurant industry, including Victoria Station (seven years) and Famous Restaurants (two years). He is also a member of the Board of Directors of Nevada Gold & Casinos, Inc.

        AGNIESZKA WINKLER, age 62, became a director of the Company in May 2007. Ms. Winkler is the founder and Chairperson of The Winkler Group, a San Francisco-based management consultancy specializing in branding and marketing efficiency and effectiveness. She is also the founder and former Chairperson and Chief Executive Officer of Winkler Advertising, founded in 1984, and Team Toolz Inc., founded in 1999, both of which were acquired. Ms. Winkler has served on the Boards of Directors of the following NASDAQ-listed companies before they were acquired: Inter-Tel (Delaware), Incorporated, Reno Air, Inc. and SuperCuts, Inc.. In addition, she served as Vice Chairperson of the Board of Directors of IPLocks, Inc., a privately held company. Ms. Winkler currently serves on the Board of Trustees of Santa Clara University and is Vice Chair of the Committee of 200 Foundation. Ms. Winkler is the author of "Warp Speed Branding," published by Wiley in the United States, China, and Turkey.

The Company's Director Nominations Process

        The Board of Directors has adopted a Policy and Procedure Regarding Board of Director Candidates (the "Nominations Policy"). The purpose of the Nominations Policy is to describe the process by which candidates are selected for possible inclusion in our recommended slate of director nominees. The Governance Committee of the Board of Directors administers the Nominations Policy.

        The Governance Committee is responsible for identifying candidates for nomination or appointment to the Board of Directors. To fulfill this function, the Governance Committee will at least annually review the size and composition of the Board of Directors and its committees, including the number of directors eligible for election at the annual meeting of stockholders, in accordance with our Articles of Incorporation and Bylaws. The Governance Committee may solicit recommendations for nominees from other directors, members of management or others. In addition, the Governance Committee will consider recommendations of a stockholder of record who timely complies with these policies and procedures.

        The Company recently announced the Board of Directors has adopted amendments to the Company's Bylaws to implement a majority vote policy such that in order to be considered for nomination by the Board of Directors, a person must agree that if elected he or she will submit an irrevocable resignation effective upon: (i) the director's failure to receive a majority vote in an uncontested election at which he or she is subject to reelection; and (ii) acceptance of the resignation by the Board of Directors. It is anticipated that this majority voting Bylaw amendments will be effective following this Annual Meeting of Stockholders.

Minimum Qualifications

        The Governance Committee has identified the following minimum qualifications for candidates for nomination to the Board of Directors:

  •
  Each candidate must consent in writing to be named in our proxy statement as a nominee and to serve as a director of the Company if nominated, elected or appointed, and qualified.

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  Each candidate's service as a director must not cause us or any of our subsidiaries to lose, or to be threatened with the loss of any application for, right to the use of, or entitlement to, any material governmental license, authorization or permit.

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  Each candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has established a record of professional accomplishment in his/her chosen field.

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  Each candidate shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.

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  No candidate or family member (as defined in the NASDAQ rules) of a candidate may have any current material personal, financial or professional interest in any company determined by the Governance Committee to be a significant competitor of ours.

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  Each candidate must be prepared to participate fully in Board activities, including active membership on at least one Board committee, and not have other personal or professional commitments that would, in the Governance Committee's sole judgment, interfere with or limit his or her ability to do so.

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  Each candidate may not serve as a member of the board of directors of more than four publicly traded companies in addition to us.

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  Each candidate shall not have attained the age of 72 as of the date of appointment or election to the Board.

Criteria for Evaluating Candidates

        In evaluating nominations, the Committee will seek to achieve a balance of different capabilities and overall diversity, including in the areas of personal and professional experiences and backgrounds, financial, managerial and operational knowledge; variety of opinions and perspectives; and other differentiating characteristics with the goal of seeking and selecting candidates that will enhance the Board's ability to adequately perform its responsibilities, increase shareholder value, and adhere to good corporate governance practices. The Committee will consider the following criteria in evaluating candidates for nomination in light of the size and composition of the Board of Directors and its committees:

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  Satisfaction of the minimum qualifications established by the Committee.

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  Education and other training.

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  Relevant personal and professional background, including financial, managerial and operational skills and knowledge and experience in both corporate and non-traditional environments, such as government, academia and non-profit organizations.

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  Whether the candidate is a party to any action or arbitration adverse to us or any of our subsidiaries.

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  Whether the candidate would qualify as an "independent" director as defined by The NASDAQ Stock Market listing standards.

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  Whether the candidate would qualify as an "audit committee financial expert."

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  Whether the candidate has been involved in any legal proceeding that would be required to be disclosed by us pursuant to Item 401(f) of Regulation S-K.

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  Whether any business relationships exist, or have existed, that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

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  The candidate's reputation for judgment and honesty.

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  Whether we would be required to disclose any of the relationships described in Section 407(e) of Regulation S-K.

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  The number and identity of any other boards of directors of which the candidate is a member.

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  Other professional and personal commitments that could affect the candidate's ability to serve.

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  Whether the candidate has provided accurate and complete responses to any requests for additional information by the Committee.

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  Other relevant characteristics that would enhance the Board's ability to adequately perform its responsibilities, increase shareholder value, and adhere to good corporate governance practices.

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  Any history of criminal convictions.

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  If requested by the Committee, whether the candidate has agreed to be interviewed by the Committee.

General Nomination Right of All Stockholders

        Any of our stockholders may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the advance notice, information and consent provisions contained in our Bylaws. Nominations for the election of directors, other than by the Governance Committee or the Board of Directors, must be made by a stockholder of record on the date of giving notice and on the record date for such meeting by giving timely written notice to our Secretary at our principal offices. Such notice must be received within a minimum of 90 days and a maximum of 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided that if notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders for a meeting date that is not within 30 days before or after the anniversary of the immediately preceding annual meeting of stockholders, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such notice was mailed or such public disclosure was made, whichever first occurs, or no less than 90 days or more than 120 days prior to the annual meeting. In the event that the number of a class of directors to be elected is increased and we make no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by the increase, if the notice is delivered to, or mailed and received at, our principal executive offices (addressed to our Secretary) no later than 10 calendar days following the day on which we make the public announcement. In the case of a special meeting of stockholders called for the purpose of electing directors, notice will be timely if the stockholder provides written notice to our Secretary not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the meeting date was made, whichever first occurs, or no less than 90 or more than 120 days prior to the meeting. The stockholder's notice must include all of the information required by our Bylaws, including a statement whether the stockholder intends to deliver a proxy statement and form of proxy to a sufficient number of holders to elect the nominee or nominees. If the stockholder provides a statement that the stockholder intends to deliver a proxy statement and form of proxy, the nomination may not be brought before the meeting unless the stockholder has delivered a proxy statement and form of proxy to holders of a percentage of our voting shares reasonably believed by the stockholder to be sufficient to elect the nominee or nominees proposed by the stockholder.

        The foregoing summary does not purport to be a complete description of all of the provisions of our Bylaws pertaining to stockholder nominations and proxies. Stockholders may obtain, without charge, a copy of our Bylaws upon written request to our Secretary at our principal executive offices. Our Bylaws are also available on website at www.thecheesecakefactory.com by clicking on the links for "Investors," "Corporate Governance" and "Bylaws."

Stockholder Recommendations to the Governance Committee

        A stockholder of record may also recommend a candidate for consideration by the Governance Committee. In order to give the Governance Committee sufficient time to evaluate a recommended candidate, the recommendation should be received by our Secretary at our principal executive offices no later than the 120th calendar day before the date of our proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders. With respect to the 2009 Annual Meeting of Stockholders, recommendations must be received by December 22, 2008. The stockholder's recommendation must include all of the following:

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  The stockholder's name, address and telephone number.

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  The recommended candidate's name, address and telephone number.

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  The written consent of the recommended candidate to be named in our proxy statement and to serve as a director if nominated, elected or appointed, and qualified to serve.

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  A description of all arrangements or understandings in connection with such recommendation between the stockholder and the recommended candidate or between the stockholder and any other person or persons (including their names).

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  A description of any business, familial or other financial or personal relationship between the stockholder and the recommended candidate.

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  Information with respect to the recommended candidate with respect to each of the criteria identified above for evaluating recommendations.

Evaluation of Candidates

        The Governance Committee will consider all candidates identified through the process outlined above, and will evaluate each of them, including incumbents, based on the same criteria. If, based on the Governance Committee's initial evaluation, a candidate continues to be of interest to the Governance Committee, the Chair of the Governance Committee will interview the candidate and communicate the Chair's evaluation to the other committee members and the Chairman of the Board of Directors. Other members of the Governance Committee and senior Company management will conduct subsequent interviews. Ultimately, background and reference checks will be conducted and the Governance Committee will meet to finalize its list of recommended candidates for consideration by the full Board of Directors. If an incumbent is nominated, the interview process may be abbreviated at the discretion of the Chair of the Governance Committee. If the Chair of the Governance Committee is being considered for re-nomination, the other Governance Committee members shall appoint another member of the Governance Committee to head the review process for the Chair's reconsideration.

Future Revisions to the Nominations Policy

        The Governance Committee's Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of the director nomination process. The Governance Committee intends to review this policy and procedure at least annually and anticipates that modifications will be necessary from time to time as our needs and circumstances evolve, and to conform with changes in applicable legal or listing standards.

Affirmative Determinations Regarding Director Independence and Other Matters

        The Board of Directors has determined each of the following directors to be an "independent director" as such term is defined in NASD Marketplace Rule 4200(a)(15): Allen J. Bernstein; Alexander L. Cappello; Thomas L. Gregory; David R. Klock; Jerome I. Kransdorf; Wayne H. White; and Agnieszka Winkler. In this Proxy Statement, these seven directors are referred to individually as an "Independent Director" and collectively as the "Independent Directors." In addition, the Board of Directors has determined that Karl Matthies, who resigned from the Board of Directors effective May 3, 2007, was an "Independent Director."

        The Board of Directors has established three standing committees and two special committees. The three standing committees of the Board include the Governance Committee, Audit Committee and Compensation Committee. In addition, a Special Litigation Committee and a Special Committee were formed in fiscal 2007. With the assistance of our legal counsel, the Board of Directors reviewed the applicable legal standards for independence and criteria for determination of "audit committee financial expert" as well as responses to annual questionnaires completed by the directors. The Board of Directors has also determined that each member of the five committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by the NASD Marketplace Rules, and has further determined that Thomas L. Gregory, Coordinating Director and the chair of the Audit Committee of the Board of Directors, is an "audit committee financial expert" as such term is defined in Item 407(d)(5)(ii) of Regulation S-K adopted by the Securities and Exchange Commission (SEC).

Coordinating Director

        Annually, the Independent Directors of the Board of Directors select from among their group one Independent Director to serve as "Coordinating Director." The role of the Coordinating Director is to coordinate the activities of the Independent Directors, coordinate the agenda and materials for meetings of the Board of Directors, advise the Chairman of the Board of Directors concerning scheduling of meetings, preside at all executive session meetings of the Independent Directors, coordinate any self-evaluation of performance of the Board of Directors and serve as the principal liaison between the Independent Directors and our Chairman of the Board and Chief Executive Officer. Mr. Gregory currently serves as Coordinating Director.

Corporate Governance

        The Board of Directors is committed to ethical business practices and believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders.

        The Independent Directors meet regularly in executive session without management. The Coordinating Director leads these executive session meetings. Currently, all directors except for one, David Overton, are Independent Directors. In addition, each member of all five committees of the Board of Directors is an Independent Director. Additional information regarding Board committees appears in the section of this Proxy Statement entitled "Committees of the Board of Directors."

        We make available on our website the policy that the Board of Directors has adopted for stockholders and employees who wish to communicate any concern directly with the Board of Directors. The policy can be found at www.thecheesecakefactory.com by clicking on the links for "Investors," "Corporate Governance" and "Governance Principles and Guidelines," and the document entitled "Corporate Governance Principles and Guidelines."

Board of Directors and Committee Meetings, Committee Members and Chairpersons, Attendance and Fees

        During fiscal 2007, the Board of Directors held 16 meetings; the Audit Committee held nine meetings; the Compensation Committee held 17 meetings; and the Governance Committee held five meetings. In addition, the Independent Directors of the Company held four executive sessions. Meetings include both in-person and telephonic meetings. No member of the Board of Directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served. We make available on our website the policy that the Board of Directors has adopted regarding Board members' attendance at our Annual Meeting of Stockholders and our procedure for annual committee membership and chairperson assignments. Five of our six directors then in office attended the 2007 Annual Meeting of Stockholders. The remaining director was unable to attend due to a previously scheduled travel commitment. The policy can be found at www.thecheesecakefactory.com by clicking on the links for "Investors," "Corporate Governance" and "Governance Principles and Guidelines," and the document entitled "Corporate Governance Principles and Guidelines."

        The following table sets forth certain information regarding the compensation earned by or awarded to each Independent Director who served on our Board of Directors in fiscal 2007. Mr. Overton is an employee of The Cheesecake Factory Incorporated and is not compensated for his services as a director.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash $	Option Awards $(1)(2)(3)	Total $

Allen J. Bernstein(4)	—	—	—

Alexander L. Cappello(4)	—	—	—

Thomas L. Gregory(5)	53,500	105,830	159,330

David R. Klock	48,500	105,830	154,330

Jerome I. Kransdorf(5)	46,000	105,830	151,830

Karl L. Matthies(5)(6)	8,750	—	8,750

Wayne H. White(5)	46,000	105,830	151,830

Agnieszka Winkler(7)	20,500	408,272	428,772

(1)
The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. In accordance with SEC regulations, these amounts reflect the dollar amounts recognized for financial statement reporting purposes for fiscal 2007 in accordance with the provisions of Financial Accounting Standards Board ("FASB") Statement No. 123(R), "Share-Based Payment" ("SFAS 123R"), ignoring estimates of forfeitures for service based vesting conditions. See Note 11 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended January 1, 2008 filed with the SEC on February 28, 2008 for information regarding assumptions underlying the valuation of equity awards. The grant date fair value of the stock option awards granted in fiscal 2007 (computed in accordance with SFAS 123R), was $151,221 for each of Messrs. Gregory, Klock, Kransdorf and White, and was $453,663 for Ms. Winkler.

(2)
As of January 1, 2008, each Independent Director held options exercisable for the following number of shares of our common stock: Thomas L. Gregory, 80,625; David R. Klock, 37,500; Jerome I. Kransdorf, 41,250; Karl L. Matthies, 37,500; Wayne H. White, 80,625; and Agnieszka Winkler, 37,500.

(3)
Under the terms of the Amended and Restated 1997 Non-Employee Director Stock Option Plan ("Non-Employee Director Plan"), Independent Directors were eligible to receive options to purchase shares of our common stock. Because the plan expired in May 2007, no further options may be granted under that plan. During fiscal 2006, the Board of Directors approved grants of 7,500 options in January 2006 for services in fiscal 2006 and 7,500 options in December 2006 for services in fiscal 2007 to each Independent Director then serving on the Board under the Non-Employee Director Plan at exercise prices equal to the fair market value on the respective dates of grant. These options vested on the date of grant.

  During fiscal 2007, the Board of Directors approved grants to each Independent Director (other than Messrs. Bernstein, Cappello and Matthies) under the Non-Employee Director Plan of 15,000 options in May 2007, of which 7,500 options were for services in fiscal 2008 and vested on December 31, 2007 and 7,500 options were for services in fiscal 2009 and will vest on December 31, 2008.

(4)
Mr. Bernstein and Mr. Cappello were appointed to the Board of Directors effective February 12, 2008.

(5)
Fees were earned, but not paid in cash, as Mr. Gregory, Mr. Kransdorf, Mr. Matthies and Mr. White each elected to have his fees paid to a nonqualified deferred compensation plan account administered under The Cheesecake Factory Incorporated Executive Savings Plan ("Executive Savings Plan").

(6)
Mr. Matthies resigned from our Board of Directors and its Audit, Compensation and Governance Committees effective May 3, 2007.

(7)
Ms. Winkler was appointed to our Board of Directors effective May 3, 2007.

        During fiscal 2007, each Independent Director received an annual fee of $35,000, plus $1,500 for each meeting of the Board of Directors attended. The Coordinating Director received an annual fee of $7,500. The Chairs of the Audit, Compensation and Governance Committees each received an annual fee of $5,000. The Chair of the Special Litigation Committee received an annual fee of $7,500. Independent Directors who served on committees would have received an additional fee of $1,250 for each meeting attended that takes place on a date other than the day of a regularly scheduled Board of Directors meeting; however, no such meetings were held in fiscal 2007. In determining to increase the cash portion of the annual fee, the committee chair and meeting attendance fees for fiscal 2007, the Board of Directors reviewed total compensation packages provided to directors at other companies within our sector and other companies of our size and determined that a modest increase in the cash portion of such fees was warranted. No fees were paid to Independent Directors with respect to attendance at telephonic meetings of the Board of Directors or a committee, or with respect to attendance at executive sessions of the Board of Directors.

        During fiscal 2008, each Independent Director will receive an annual fee of $35,000, plus $1,500 for each meeting of the Board of Directors attended. The Coordinating Director will receive an annual fee of $7,500. The Chairs of the Audit, Compensation and Governance Committees will each receive an annual fee of $5,000. The Chair of the Special Litigation Committee will receive an annual fee of $7,500. The Chair of the Special Committee will receive a fee of $60,000 and each member serving on the Special Committee will receive a fee of $40,000 for service through March 31, 2008, in addition to meeting fees (both telephonic and in-person meetings) of $1,500 per meeting. Independent Directors who serve on committees will also receive an additional fee of $1,250 for meetings attended that take place on a date other than the day of a regularly scheduled Board of Directors meeting. No fees are paid to Independent Directors with respect to attendance at telephonic meetings of the Board of Directors or a committee, or with respect to attendance at executive sessions of the Board of Directors. In fiscal 2008, the Compensation Committee directly engaged a consultant, Radford Surveys + Consulting, to review director compensation. Following the review of the consultants' report, which compared our director compensation to that of a peer group, the Compensation Committee recommended, and the Board of Directors approved, the foregoing compensation structure for Fiscal 2008. With respect to Messrs. Bernstein and Cappello, the Board intends to make either a one-time grant of stock options to each person to purchase 30,000 shares (assuming Proposal 2 in this Proxy Statement is approved by stockholders) or a cash payment of $100,000 for services as a new director.

        Members of the Board of Directors are also eligible to participate in the Executive Savings Plan, a nonqualified deferred contribution plan, by contributing all or a portion of their director fees to this plan. See "Executive Compensation—Nonqualified Deferred Compensation." We do not make matching contributions under the Executive Savings Plan with respect to contributions made by non-employee Board of Director members.

        Each Independent Director is entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board of Directors or its committees and related activities, including director education courses and materials.

Indemnification of Officers and Directors

        As permitted by the Delaware General Corporation Law, our Certificate of Incorporation limits the personal liability of our directors for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for (a) any breach of the director's duty of loyalty to us or our stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation also provides that we shall indemnify and advance indemnification expenses on behalf of all directors and officers of ours to the fullest extent permitted by Delaware law. Article VIII of our Bylaws also requires us, subject to certain limitations, to indemnify directors and officers and advance expenses. The indemnification and advancement of expenses provisions of Article VIII are not exclusive of any other rights of indemnification of advancement of expenses.

        We have also entered into indemnification agreements with our directors and Named Executive Officers. Each indemnification agreement requires us to indemnify and hold harmless the director or Named Executive Officer to the fullest extent authorized by the laws of the State of Delaware. Each indemnification agreement also requires us, subject to specific terms and conditions, to advance expenses to the director or officer. Each indemnification agreement also sets forth various procedures and definitions with respect to indemnification and advancement of expenses. We are also obligated to maintain directors' and officers' liability insurance. With specified exceptions, we are not obligated to provide indemnification or advance expenses with respect to actions initiated by the director or officer or to indemnify the director or officer in connection with proceedings by us to enforce non-compete or non-disclosure agreements. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

Committees of the Board of Directors

        The Board of Directors has three standing committees—the Audit Committee, the Compensation Committee, and the Governance Committee. In fiscal 2007, the Board of Directors also appointed a Special Litigation Committee to facilitate timely and orderly consideration of the matters raised by the stockholder derivative actions described below, as well as a Special Committee to evaluate corporate governance issues and to explore potential strategic alternatives intended to increase stockholder value for recommendation to the full Board. The members of each committee and the functions performed thereby are described below.

Audit Committee

        The Audit Committee operates pursuant to a written charter, which is available on our website at www.thecheesecakefactory.com by clicking on the links for "Investors," "Corporate Governance," and "Committee Charters." The Audit Committee is primarily responsible for monitoring the quality and integrity of our financial statements and related disclosure and systems of internal controls regarding risk management, finance and accounting; monitoring our compliance with legal and regulatory requirements; monitoring the independent auditor's qualifications and independence; monitoring the performance of our internal audit function and independent auditors; providing an avenue of communication among the independent auditors, management and the Board of Directors; and issuing the report of the Audit Committee required by the SEC to be included in our Proxy Statement. The Audit Committee conducts an annual performance evaluation of its charter, composition, complaint procedures, financial oversight responsibilities, and other matters. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of our public accounting firm engaged to issue an audit report or perform other audit, review, or attest services. The Audit Committee pre-approves the audit work, as well as all non-audit work to be performed by our external auditors, after considering its permissibility under SEC rules and its impact on auditor independence. The Audit Committee also reviews material written communications the external auditors may provide to management and discusses any concerns with the auditors and management.

        Pursuant to its charter, the Audit Committee also reviews our policies and procedures relating to conflicts of interest and approves any proposed "related party transaction." For this purpose, "related party transaction" means a transaction required to be disclosed pursuant to Item 404 of Regulation S-K adopted by the SEC. We also have adopted a written Code of Ethics for our directors, executive officers and senior financial officers which, among other things, requires prompt reporting of potential conflicts to the Audit Committee. In addition, at least annually management reviews with the Audit Committee related party transactions.

        Mr. Gregory, Dr. Klock and Ms. Winkler served on the Audit Committee in fiscal 2007, with Mr. Gregory serving as Chair. In addition, Mr. Cappello will serve on the Audit Committee in fiscal 2008.

Compensation Committee

        The Compensation Committee operates pursuant to a written charter, which is available on our website at www.thecheesecakefactory.com by clicking on the links for "Investors," "Corporate Governance," and "Committee Charters." The Compensation Committee is responsible for determining the compensation of our Chief Executive Officer and all other Named Executive Officers. The Compensation Committee reviews and approves all employment, retention and severance agreements for Named Executive Officers and prepares, or causes to be prepared, the Compensation Committee Report in our Proxy Statement. Our Chief Executive Officer makes recommendations to the Compensation Committee concerning the compensation of our executive officers, other than himself. The Compensation Committee also makes recommendations to the Board of Directors concerning Independent Director compensation. The Compensation Committee directly engaged Radford Surveys + Consulting in early fiscal 2008 to conduct an assessment of our director compensation. In addition, management engaged Towers Perrin in fiscal 2007 to conduct an assessment of our Chief Executive Officer's compensation.

        The Compensation Committee approves and administers our incentive compensation programs, including our equity incentive plans and our performance-based bonus plan, the Amended and Restated Performance Incentive Plan, ("Incentive Plan"). The Committee makes recommendations to the Board of Directors with respect to incentive and equity compensation plans and periodically reviews and makes recommendations concerning existing or new executive compensation, performance incentives, employee benefits, stock plans or management perquisites. The Compensation Committee conducts an annual evaluation of its charter. The Compensation Committee authorizes and approves all grants of equity compensation to our employees under our equity compensation plans.

        Messrs. White, Gregory and Kransdorf served on the Compensation Committee in fiscal 2007, with Mr. White serving as Chair. In addition, Mr. Bernstein will serve on the Compensation Committee in fiscal 2008.

Governance Committee

        The Governance Committee operates pursuant to a written charter which is available on our website at www.thecheesecakefactory.com by clicking on the links for "Investors," "Corporate Governance," and "Committee Charters." The Governance Committee is responsible for evaluating issues and developments related to corporate governance and making recommendations to the full Board of Directors with respect to corporate governance standards, corporate governance proposals from stockholders, the establishment and composition of committees of the Board of Directors and potential candidates for nomination as Board members. The Governance Committee is responsible for overseeing and recommending programs and activities for the continuing education of directors. The Governance Committee also identifies potential candidates for nomination or appointment as directors and makes recommendations to the Board of Directors concerning nominees to be presented for stockholder approval and to fill any vacancies. The Governance Committee conducts an annual evaluation of its charter.

        Messrs. Kransdorf, Gregory and White, Dr. Klock and Ms. Winkler served on the Governance Committee, with Mr. Kransdorf serving as Chair.

Special Litigation Committee

        In fiscal 2007, our Board of Directors established a Special Litigation Committee in order to facilitate timely and orderly consideration of the matters raised by eight separate putative stockholder derivative actions ("Option Derivative Actions"), and to determine how we should respond to the allegations made in those Option Derivative Actions, including whether it is in the best interests of our stockholders to continue pursuing the claims asserted in the Option Derivative Actions. The Option Derivative Actions were filed against us, Messrs. Gregory, Kransdorf, Matthies, Overton and White, and certain of our current and former officers following our announcement, on July 18, 2006, that the Audit Committee of our Board of Directors was reviewing our historical stock option granting practices. The Option Derivative Actions allege, among other things, that certain of the Company's stock option grants had been "backdated." The Board appointed Dr. Klock as the Special Litigation Committee's Chair. The Special Litigation Committee completed its investigation and has negotiated with all parties involved in the Option Derivative Actions a stipulation of settlement, which was filed with the court on February 27, 2008 and is subject to judicial approval after notice and hearing. In consideration for the full settlement and release of all released claims (as defined in the stipulation), the stipulation provides for certain corporate governance reforms, consisting principally of the following: (a) additional processes for the approval of stock option grants; (b) adoption of additional standards for director independence; (c) the addition of one new independent director; (d) additional insider trading controls; (e) provisions for recovery of performance-based cash bonus payments made to executive officers that were predicated on later-restated financial statements; and (f) provisions for director education. In addition, the stipulation includes the agreement of each of David Overton, a director and our Chief Executive Officer, Gerald Deitchle, a former Chief Financial Officer, Thomas Gregory, a director, Wayne White, a director, and Jerome Kransdorf, a director, that an aggregate of $940,000 will be repaid to the Company by them, contingent on final approval of the stipulation. The actions filed in federal court were consolidated in the Central District of California under the caption, In re The Cheesecake Factory Derivative Litigation, No. CV-06-06234-ABC(MANx). The actions filed in state court have been consolidated in the Los Angeles Superior Court under the same caption, No. BC355953.

Special Committee

        In fiscal 2007, our Board of Directors established a Special Committee comprised solely of Independent Directors in order to, among other matters, evaluate corporate governance issues and the advisability of pursuing strategic alternatives intended to increase stockholder value, including but not limited to, a recapitalization, and to make recommendations to the full Board of Directors. The Special Committee operates pursuant to a charter adopted on December 4, 2007. Messrs. Gregory, Kransdorf and White and Ms. Winkler initially served on the Special Committee in fiscal 2007 and shortly thereafter, the committee membership was reduced to include Messrs. Gregory and Kransdorf, with Ms. Winkler serving as Chair.

        Mr. Matthies served as a member of our Audit, Compensation and Governance Committees prior to his resignation effective May 3, 2007.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The following Audit Committee report does not constitute soliciting material and is not deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee report by reference therein.

        As more fully described in its charter, the Audit Committee oversees the Company's financial reporting and internal control processes on behalf of the Board of Directors, as well as the independent audit of the Company's consolidated financial statements by the Company's independent auditors. The Audit Committee approved the engagement of PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditors for fiscal 2007. Management has the primary responsibility for the Company's financial statements and the financial reporting process, including the Company's system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company's audited financial statements for fiscal 2007 with management and PwC. Management and PwC have represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee reviewed with PwC such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Audit Committee has discussed with PwC the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committee." The Audit Committee discussed with PwC the overall scope and plans for their audit. The Audit Committee periodically meets with PwC, with and without management present, to discuss the results of their audit, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based upon these reviews and discussions, the Audit Committee has approved the recommendation of Company management that the audited consolidated financial statements for the fiscal year ended January 1, 2008 be included in the Company's Annual Report on Form 10-K filed with Securities and Exchange Commission.

                        Respectfully submitted,

                        Thomas L. Gregory, Chair
                        David R. Klock
                        Agnieszka Winkler
                        Alexander L. Cappello*

*
Due to his recent appointment, Mr. Cappello abstained from the vote on this Report.

PROPOSAL 2

AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED
2001 OMNIBUS STOCK INCENTIVE PLAN

        We are seeking approval of an amendment to our 2001 Omnibus Stock Incentive Plan ("2001 Plan") to clarify that eligible individuals under the plan include members of our Board of Directors, whether or not employed by us.

Background

        Our stockholders approved the amendment and restatement of the 2001 Plan at the 2004 Annual Meeting of Stockholders. As amended and restated, the 2001 Plan provides for awards of stock options as well as stock appreciation rights, restricted shares, deferred shares, performance shares and performance units to employees and others providing key services to us and any related company, but does not expressly permit grants to non-employee directors. Awards under the 2001 Plan may be awarded to "eligible individuals." Previously, stock options were granted to our non-employee directors pursuant to our 1997 Non-Employee Director Stock Option Plan. However, this plan terminated pursuant to its terms in fiscal 2007 and no further options may be granted under it.

        At this time, we are not proposing that stockholders approve a separate stock option plan for non-employee directors. Rather, the proposed amendment is intended to make it clear that "eligible individuals" under the 2001 Plan include members of our Board of Directors, whether or not employed by us. If approved, the Board of Directors intends to award options to purchase 30,000 shares of our common stock to each of Messrs. Bernstein and Cappello who were appointed to the Board of Directors in February 2008. If the amendment is not approved, the Board of Directors intends to pay each of Messrs. Bernstein and Cappello as new directors $100,000. Further, if the amendment is approved, the Board of Directors intends to grant options to non-employee directors in the future under the 2001 Plan as compensation for service on the Board of Directors and may grant other equity awards permitted under the 2001 Plan. However, the Board does not intend to make additional option grants to Messrs. Gregory, Klock, Kransdorf, or White or Ms. Winkler with respect to services as a director in fiscal 2008 or fiscal 2009.

        The amendment does not increase the number of shares reserved for issuance under the 2001 Plan. If this amendment is not approved, we will not be able to grant options or other equity compensation to non-employee directors unless and until an equity plan permitting grants is approved by stockholders. The Board of Directors believes that an important method of aligning Directors' interests with that of our stockholders is to base a portion of their compensation on equity compensation, such as stock options. The 2001 Plan, previously approved by stockholders, has sufficient outstanding shares available for grant in order to provide equity compensation to employees and non-employee directions for a period of time, based upon our historical granting practices. Under the 2001 Plan, we have granted awards with respect to 1,590,250 shares and 2,033,131 shares remain outstanding and available for awards. For information concerning awards under the 2001 Plan made to our Named Executive Officers in Fiscal 2007, see "Executive Compensation—Grants of Plan-Based Awards in Fiscal 2007."

        Set forth below is the text of the Section 12.1(n) of the 2001 Plan as proposed to be amended, with additions indicated by underlining and deletions indicated by strikeout:

          "Eligible Individual.    The term "Eligible Individual" ~~shall~~ means any employee of the Company or a Related Company, and any consultant or other person providing key services to the Company or a Related Company (including, without limitation, a member of the Company's Board of Directors, whether or not employed by the Company)."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED 2001 OMNIBUS STOCK INCENTIVE PLAN.

        The Company is not requesting authorization to increase shares available for grant under the 2001 Plan or proposing any other amendments to the 2001 Plan for stockholder approval other than the amendment to the definition of "Eligible Individual" described above permitting grants to non-employee directors. In accordance with the SEC rules, the terms and provisions of the 2001 Plan prior to adoption of this proposal are summarized below. This summary, however, does not purport to be a complete description of the 2001 Plan. The following summary is qualified in its entirety by reference to the complete text of the 2001 Plan. The 2001 Plan has been filed with the SEC as Exhibit A to this Proxy Statement and may be accessed from the SEC's website at www.sec.gov. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to our Corporate Secretary at 26901 Malibu Hills Road, Calabasas Hills, California 91301.

Description of the 2001 Plan

Eligibility

        Any employee of ours or any related company (as defined in the 2001 Plan) and any consultant or other person providing key services to us or a related company is eligible for selection to receive awards under the 2001 Plan. Currently, only our Named Executive Officers have received awards under the 2001 Plan and 2,033,131 shares remain outstanding and available for grant under the 2001 Plan.

Administration

        The authority to control and manage the operation and administration of the 2001 Plan is vested in the Compensation Committee which has full power and authority to implement and carry out the Plan. The Compensation Committee has the authority and discretion (i) to select from among the Eligible Individuals those persons who shall receive Awards, (ii) to determine the time or times of receipt of awards, (iii) to determine the types of awards and the number of shares covered by the options, (iv) to establish the terms, conditions, restrictions, deferral arrangements and other provisions of awards, (v) to cancel or suspend awards, (vi) to permit a participant to relinquish (in full or part) an award in order to maximize the participant's after-tax proceeds, (vii) to provide for "gross-up" for any taxes associated with any award, (viii) to grant awards in lieu of salary increases or other compensation or benefit arrangements, (ix) to provide for such forfeitures of awards as may be permitted under applicable law, and (x) to make such modifications or adjustments to awards to participants working outside the United States as are advisable to fulfill the purposes of the 2001 Plan. In making such determinations, the Compensation Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to our success and such other factors as the Compensation Committee deems relevant.

        The Compensation Committee also has the authority and discretion to establish the performance objectives (as defined) for participants who have received grants of awards. The Compensation Committee has the authority and discretion to determine the extent to which awards under the 2001 Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Internal Revenue Code, and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Compensation Committee determines to be necessary or appropriate to conform to such requirements.

        The Compensation Committee has the authority and discretion to interpret the 2001 Plan, to establish, amend, and rescind any rules and regulations relating to the 2001 Plan, to determine the terms and provisions of any agreements made pursuant to the 2001 Plan, and to make all other determinations that may be necessary or advisable for the administration of the 2001 Plan. Any interpretation of the 2001

Plan by the Compensation Committee and any decision made by it under the 2001 Plan are final and binding.

        Notwithstanding any other provision of the 2001 Plan to the contrary, in the event of termination of employment by reason of death, disability, retirement, early retirement with our consent or leave of absence authorized by us, under applicable law or otherwise approved by us, or in the event of hardship or other special circumstances, of a participant who holds an award that is not immediately and fully exercisable, or any shares of stock that are subject to any transfer restriction, the Compensation Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any award granted under this plan.

        The Compensation Committee may not approve any agreement, amendment or modification to an agreement or the 2001 Plan that would reprice any option issued under the 2001 Plan.

        In controlling and managing the operation and administration of the 2001 Plan, the Compensation Committee acts by a majority of its then members, by meeting or by written consent without a meeting.

Certain Restrictions

        Pursuant to the 2001 Plan, the maximum number of shares of common stock that may be covered by awards granted to any one individual is 500,000 shares during any consecutive 12-month period. Only 25% of the authorized shares may be used for incentive awards under the 2001 Plan. This calculation does not include shares of common stock that may be issued upon the exercise of nonqualified stock options.

Performance Objectives

        Section 162(m) prevents a publicly held corporation from claiming tax deductions for compensation in excess of $1 million paid to certain of its senior executives. Compensation is exempt from this limit if it is "qualified performance-based compensation." Awards under the 2001 Plan may qualify as performance-based compensation so long as certain requirements are satisfied, including the prior approval by stockholders of the performance formulas or measures. Under the 2001 Plan, the Compensation Committee has the authority and discretion to establish performance objectives for grants of awards or persons granted awards. Any award that is intended to qualify as "performance-based compensation" under Code Section 162(m) shall be limited to specified levels of or increases in the Company's or subsidiary's performance based upon measurement criteria specified in the plans. Except in the case of an option intended to qualify under Section 162(m), if the Compensation Committee determines that a change in the business or operations of the Company or other events render the performance objectives unsuitable, the Committee may modify such performance objectives, in whole or part, as the Committee deems appropriate.

Stock Options

        Stock options granted under the 2001 Plan may be options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified stock options" that are not intended to so qualify. The exercise price of each nonqualified stock option is determined by the Compensation Committee and must not be less than 100% of the fair market value of the common stock subject to the option on the date the option is granted. The exercise price of incentive stock options may not be less than 100%; provided, however, that the purchase price of the common stock subject to the incentive stock option may not be less than 110% of such fair market value (without regard to any restriction other than a restriction which, by its terms, will never lapse) when the optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) common stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

        We may issue incentive stock options provided that the aggregate fair market value (determined at the time the incentive stock option is granted) of the common stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year (under all incentive stock option plans of the Company) may not exceed $100,000. Should it be determined that any incentive stock option granted pursuant to the 2001 Plan exceeds such maximum, such incentive stock option shall be considered to be a nonqualified stock option and not to qualify for treatment as an incentive stock option under Section 422 of the Code to the extent, but only to the extent, of such excess. Only Company employees are eligible for grants of incentive stock options. Subject to the adjustments for stock splits or reverse split as set forth in the 2001 Plan, the maximum number of shares that may be issued under the 2001 Plan as options intended to be incentive stock options is 700,000 shares. The Compensation Committee may grant "reload" options under the conditions set forth in the 2001 Plan. The criteria and method for exercising options are specified in the 2001 Plan.

        Options granted under the 2000 Plan may be exercised until ten years from the date of grant except as otherwise provided in the plan or stock option agreement. No option granted under the 2001 Plan shall be exercisable after the expiration date established by the Compensation Committee at the time of grant, provided that the expiration date shall not be later than the earliest to occur of: (i) the ten-year anniversary of the date on which the option is granted; (ii) if the grantee's date of termination of employment occurs by reason of death or disability, the one-year anniversary of such date of termination; (iii) if the grantee's termination of employment occurs by reason of retirement, the third-year anniversary of such date of termination (other than in the case of an incentive stock option); or (iv) if the grantee's date of termination occurs for reasons other than retirement, death or disability, or cause, the 90-day anniversary of such date of termination, except as otherwise stated in the plan or option agreement.

        The 2001 Plan provides that any shares of common stock covered by an award that are forfeited because of the failure to meet a contingency or condition shall again be available for delivery pursuant to new awards granted under the Plan. To the extent any shares of common stock covered by an award are not delivered to a participant or beneficiary because the award is forfeited or canceled, or the shares of common stock are not delivered because the award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the 2001 Plan. If the exercise price of any option granted under the 2001 Plan is satisfied by tendering shares of common stock to the Company (by either actual delivery or by attestation), only the number of shares of common stock issued net of the shares of common stock, are available for delivery under the 2001 Plan. Shares of common stock delivered under the 2001 Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity, shall not reduce the maximum number of shares of common stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a related company acquiring another entity (or an interest in another entity).

        The 2001 Plan provides that upon a "change in control" (as defined in the 2001 Plan), all options granted at such time and are not then exercisable shall become immediately exercisable provided, however, the option agreement does not provide otherwise, or the options are not otherwise assumed in the case of certain acquisitions or sales of assets.

Stock Appreciation Rights

        The Compensation Committee may grant "tandem" stock appreciation rights in connection with an option granted under the 2001 Plan or "freestanding" stock appreciation rights unrelated to any option. Stock appreciation rights are the right to receive from the Company an amount determined by the Compensation Committee and expressed as a percentage (not exceeding 100%) of the "spread" at the time of exercise. The "spread" in the case of a freestanding stock appreciation right is the amount by which the fair market value of the Company's common stock on the date of exercise exceeds the base price specified in the right. The "spread" in the case of tandem stock appreciation rights is the amount by which the fair market value of the Company's common stock on the date of exercise exceeds the option price specified in the related option. Tandem stock appreciation rights may be exercised only upon conditions specified in the plans. Freestanding stock appreciation rights must specify a base price (which must be equal to or greater than the fair market value on the grant date) and the period(s) of continuous employment of the grantee by the Company or any subsidiary that are necessary before the freestanding stock appreciation right or installments thereof become exercisable. Freestanding stock appreciation rights may provide for earlier exercise in the event of a change in control of the Company or other similar transaction or event. Any grant of stock appreciation rights may be paid in cash, shares of common stock or any combination thereof, or grant to the participant, or reserve to the Compensation Committee, the right to elect among those alternatives. Any grant may also preclude the right of the grantee to receive, and the Company to issue, common stock or other equity securities in lieu of cash. No freestanding stock appreciation right granted under the 2001 Plan may be exercised more than ten years from the grant date.

Restricted Shares

        An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The Compensation Committee may impose restrictions and limitations on voting, dividend and other ownership rights in such shares subject to conditions specified in the plans and may specify performance objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Restricted shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. To enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue, but not less than three years from date of grant. The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of the Company or similar event.

Deferred Shares

        An award of deferred shares granted under the 2001 Plan represents the right to receive a specific number of shares of common stock at the end of a specified deferral period. Any grant of deferred shares may be further conditioned upon the attainment of performance objectives. The grant may provide for the early termination of the deferral period in the event of a change in control of the Company or similar event. During the deferral period, the participant is not entitled to transfer any rights under the deferred shares, ownership rights in the deferred shares, or the right to vote the deferred shares, but the Compensation Committee may provide for the payment of dividend equivalents on a current or deferred basis. The grant of deferred shares may be made without any consideration from the participant other than the performance of future services.

Performance Shares and Performance Units

        Awards of performance shares under the 2001 Plan are the equivalent of one share of common stock, and a performance unit is a bookkeeping entry that records a unit that is the equivalent of one dollar ($1.00). Each grant will specify one or more performance objectives to meet within a specified period (the "performance period"), but not less than one year. The specified performance period may be subject to earlier termination in the event of a change in control of the Company or a similar event. Each grant may specify a minimum acceptable level of achievement of performance objectives below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level, but falls short of the maximum achievement of the performance objectives. The Compensation Committee may adjust the minimum acceptable level of achievement based upon criteria specified in the plans. Any grant of performance shares may provide for the payment to the grantee of dividend equivalents thereon in cash or additional common stock on a current, deferred or contingent basis. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, shares of common stock or any combination thereof.

Transferability

        Awards granted under the 2001 Plan are not transferable, except by will or by the laws of descent and distribution and may be exercisable during the holder's lifetime only by the holder. However, nonqualified options under the 2001 Plan may be transferred to such family members, a partnership or other entity in which all the beneficial owners are family members, trusts, charitable institutions, or any entity affiliated with the participant as the Compensation Committee may approve.

Termination and Amendments

        The 2001 Plan shall remain in effect as long as any awards under it are outstanding, subject to certain conditions.

        The Board has the right to amend, suspend or terminate the 2001 Plan at any time. No amendment to the 2001 Plan shall be effective unless the amendment is approved by the stockholders when the failure to obtain such approval would adversely affect the compliance of the plan with Section 162(m) and Section 422 of the Code or with other applicable laws, regulations or listing standards of the exchange or over-the-counter market upon which the common stock of the Company is listed.

Federal Income Tax Consequences

        The following is only a brief summary of certain of the federal income tax consequences of the issuance and exercise of options. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

        In general, an optionee will not recognize income at the time a nonqualified stock option is granted. As long as the option price is not less than the fair market value of the option stock on the date of grant, no income is recognized when the option vests. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. Ordinary income from exercise of a nonqualified stock option constitutes compensation income for which withholding is generally required. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

        An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period for the shares.

        Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, upon exercise of an incentive stock option the difference between the fair market value of the option stock at the date of exercise and the option price is an adjustment to taxable income in that year for purposes of the federal alternative minimum tax ("AMT"), which exercise may subject the optionee to AMT.

        To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 deduction limitation on certain executive compensation under Section 162(m) of the Code.

        Compensation attributable to the exercise of a stock option will generally not be subject to the Section 162(m) $1,000,000 deduction limitation if the grant of the option is made by a committee consisting solely of outside directors, the stockholders of the corporation approve the terms of the stock option plan, the class of executives covered by the plan, the formula under which the price is determined, and the maximum number of shares subject to option that the plan can award to any executive, and the compensation attributable to the option is based solely on the increase of the value of the underlying stock.

PROPOSAL 3

APPROVAL OF AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS, TO PERMIT REMOVAL OF
DIRECTORS WITH OR WITHOUT CAUSE, AND TO ELIMINATE THE SUPERMAJORITY VOTE
REQUIREMENT WITH RESPECT TO ARTICLE FIFTH OF
THE CERTIFICATE OF INCORPORATION

        The Board of Directors has approved and adopted, and recommends for stockholder approval, amendments to the Company's Certificate of Incorporation to eliminate the Company's classified board structure. If this proposal is approved, the Company intends to implement a procedure so that all directors will stand for election to one-year terms beginning at the 2011 Annual Meeting of Stockholders. The Board of Directors considered carefully the advantages and disadvantages of maintaining a classified board structure and determined that it is an appropriate time to propose amendments to the Company's Certificate of Incorporation to declassify the Board as described below. The Board believes that the annual election of directors will enhance accountability to our stockholders and further our goal of maintaining best practices in corporate governance. In accordance with Delaware law, this proposal will be accomplished by amendments to Articles FIFTH, SIXTH and TENTH of the Company's Certificate of Incorporation.

        Article FIFTH of the Certificate of Incorporation provides that the Board is divided into three classes, with members of each class serving three-year terms. In addition, Article SIXTH provides that directors can be removed from the Board only "for cause." In order to implement the annual election of directors and to change the manner in which directors can be removed from the Board, these provisions of the Certificate of Incorporation must be amended. The proposed amendments would, if adopted by stockholders, provide that the Board's classified structure would terminate at the 2011 Annual Meeting, and, at and after such meeting, directors would be elected for one-year terms. Although the proposed amendments would not shorten the three-year terms of the directors elected at the 2009 and 2010 Annual Meetings, the Board intends that such directors will resign from the remainder of their three-year terms, resulting in directors elected at the 2009 Annual Meeting serving for two years of their term and directors elected at the 2010 Annual Meeting serving for one year of their term, so that all director nominees may stand for election to one-year terms at the 2011 Annual Meeting. The amendments to Article FIFTH also would provide that (i) at and after the 2011 Annual Meeting, directors appointed to fill Board vacancies would serve for a term expiring at the first annual meeting held after such appointment and (ii) the Board may adopt a resolution permitting the stockholders to fill a Board vacancy. The proposed amendment would also clarify the vote required to fix the number of directors and to fill vacancies.

        Under Delaware corporate law, stockholders may be limited to removing directors only for cause only if the corporation has a classified board structure. For Delaware corporations without a classified board, directors are removable by the stockholders without cause. In conjunction with the proposal to declassify the Board, we also are proposing to amend Article SIXTH of the Certificate of Incorporation to specify that a director may be removed without cause at and after the 2011 Annual Meeting. Under Delaware law, directors cannot be removed by other directors, and the proposed amendment will not change this restriction.

        Article TENTH of the Certificate of Incorporation provides, among other things, that the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of all the then outstanding shares of capital stock, entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter, repeal or adopt any provision inconsistent with specified articles of the Certificate of Incorporation, including Article FIFTH. The proposed amendment to Article TENTH would delete the 80% vote currently required to amend Article FIFTH so that, after the amendment is adopted, future amendments to Article FIFTH may be approved by the minimum vote required by law, which, under the Company's current capital structure, would be the affirmative vote of the holders of a majority of the common stock outstanding.

        The Board has unanimously adopted a resolution approving, subject to stockholder approval, and declaring the advisability of, amendments to Article FIFTH, SIXTH and TENTH of the Certificate of Incorporation to declassify the Board in the manner described above, to allow for directors to be removed by the stockholders with or without cause, and to eliminate the supermajority vote requirement with respect to Article FIFTH. These amendments do not change the present number of directors, and the directors will retain the authority to change that number.

        The text of Articles FIFTH, SIXTH and TENTH of the Company's Certificate of Incorporation as proposed to be amended is set forth below, with additions indicated by underlining and deletions indicated by strikeout.

          FIFTH: The Board of Directors shall consist of not less than five (5) nor more than thirteen (13) directors, the precise number thereof to be fixed from time to time by vote of ~~a majority of~~ the Board of Directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

          ~~The~~Subject to the next sentence of this paragraph, the Board of Directors is and shall ~~be~~remain divided into three classes, designated Class I, Class II and Class III~~. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At the annual meeting of stockholders beginning in 1993, and at each annual meeting thereafter, successors to the class of directors whose term expires at that annual meeting of stockholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any~~, with the directors in each class elected to terms expiring at the third annual meeting following their election. Immediately prior to the election of directors at the third annual meeting of stockholders held after the annual meeting held in calendar year 2008 (such third annual meeting, the "2011 Annual Meeting"), the division of the Board of Directors into three classes shall terminate, and at and after the 2011 Annual Meeting each director shall be elected for a term expiring at the next annual meeting following such director's election. Unless the stockholders are permitted to fill a vacancy pursuant to a resolution adopted by the Board of Directors, (i) any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the ~~Board of Directors~~ directors then in office~~, provided that a quorum is present, and~~, even if less than a quorum, or by a sole remaining director, and (ii) any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director ~~elected~~appointed to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor~~,~~; provided, however, that at and after the 2011 Annual Meeting, a director appointed to fill such a vacancy shall serve until the next annual meeting of stockholders held after such appointment.

          Notwithstanding the foregoing or anything in Article SIXTH to the contrary, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

          SIXTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, if there be one, or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). ~~Directors~~Prior to the 2011 Annual Meeting, directors of the Corporation may be removed by stockholders only for cause and only by the affirmative vote of the holders of a majority of the ~~outstanding shares of~~voting power of the capital stock of the Corporation outstanding and entitled ~~to vote generally in the election of directors (considered for this purpose as one class).~~ to vote thereon. At and after the 2011 Annual Meeting, a director may be removed without cause by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon.

          TENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein or by statute, and all rights and powers conferred herein are subject to this reserved power, provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal, or adopt any provision inconsistent with this Article TENTH or Articles ~~FIFTH~~, SIXTH, SEVENTH, EIGHTH OR NINTH of this Certificate of Incorporation or to add an article or provision imposing cumulative voting in the election of directors.

        To be approved, the proposed amendments require the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of our common stock. If approved, these amendments will become effective upon the filing of a certificate setting forth the amendments with the Secretary of State of the State of Delaware, which we would file promptly after the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

        The Audit Committee appointed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm to conduct the audit of our books and records for the fiscal year ending January 1, 2008. PwC has served as our independent registered public accounting firm since our inception in 1992. The Audit Committee has initially selected PwC as our independent auditors for fiscal 2008. Although our governing documents do not require submission of this matter to stockholders, the Board of Directors believes that submission is consistent with current practices in corporate governance and is seeking ratification of the appointment by stockholders. In the event that stockholders fail to ratify the selection of PwC, it will be considered a direction to the Audit Committee to consider the selection of a different independent registered public accounting firm. Even if the selection of PwC is ratified by the stockholders at the Annual Meeting, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if the Audit Committee determines that a change would be in the best interests of the Company and its stockholders. Representatives of PwC are expected to be present at the Annual Meeting of Stockholders to respond to appropriate questions and to make a statement should they so desire.

Independent Registered Public Accounting Firm Fees and Services

        The following table sets forth the aggregate fees billed by PwC to us during the last two fiscal years:

	Fiscal 2007	Fiscal 2006
Audit Fees	$586,500	$458,192
Audit-Related Fees	—	—
Tax Fees	29,627	43,955
All Other Fees	86,074	679,027

Total	$702,201	$1,181,174

        Audit Fees represent the aggregate fees billed by PwC for the audit of our annual financial statements included in the Annual Report on Form 10-K, review of financial statements included in the Quarterly Reports on Form 10-Q, the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, and services normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

        Tax Fees represent the aggregate fees billed by PwC for professional services rendered for tax compliance.

        All Other Fees represent the aggregate fees billed by PwC for services other than those reported in the above categories. For fiscal 2007 and 2006, the nature of services provided consisted primarily of review and consultation related to our stock option grants and procedures.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

        The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The Audit Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission on auditor independence as well as whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as familiarity with our business, staff members, culture, accounting systems, risk profile and other factors and input from our management. The Audit Committee's charter authorizes the Audit Committee to delegate to one or more of its members the pre-approval of audit and permissible non-audit services provided that those members report any pre-approvals to the full committee. Pursuant to this authority, the Audit Committee has delegated to its Chair the authority to address any requests for pre-approval of services between Audit Committee meetings provided that the amount of fees for any particular services requested does not exceed $10,000, and the Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee's responsibility to pre-approve permitted services of the independent registered public accounting firm. In addition, the policy prohibits our auditors from providing internal control related services to us unless such engagement has been specifically pre-approved by the Audit Committee. None of the services related to the Audit-Related Fees or Tax Fees described above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY
FOR FISCAL 2008.

BENEFICIAL OWNERSHIP
OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership as of February 1, 2008 of our common stock by (a) each person known to us to own beneficially more than five percent of the outstanding shares of our common stock, (b) each of our directors, (c) the executive officers named in the Summary Compensation Table set forth in the "Executive Compensation" section of this Proxy Statement, and (d) all of our executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. However, under the laws of some states, personal property owned by a married person may be community property which either spouse may manage and control, and we have no information as to whether any shares shown in the following table are subject to such community property laws. Unless otherwise indicated, the address of each of the stockholders named below is our principal executive office. The information provided in this table is based on our records, information filed with the SEC and information provided to us.

        The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of February 1, 2008 through the exercise of any stock option or other right. Shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Class
Baron Capital Group, Inc.(2)	7,743,650	10.6%
T. Rowe Price Associates, Inc.(3)	4,941,190	6.8%
David Overton(4)(5)	4,229,415	5.8%
Allen J. Bernstein(6)(7)	—	—
Alexander L. Cappello(6)(7)	—	—
Thomas L. Gregory(6)(8)	80,625	*
David R. Klock(6)(8)	37,500	*
Jerome I. Kransdorf(6)(8)	41,250	*
Wayne H. White(6)(8)	80,625	*
Agnieszka Winkler(6)(8)	37,500	*
Michael J. Dixon(9)(10)	126,500	*
Russell W. Bendel(9)(11)	35,000	*
Max S. Byfuglin(9)(12)	248,312	*
Debby R. Zurzolo(9)(13)	231,207	*
All executive officers and directors as a group (12 persons)(14)	5,147,934	6.9%

*
Less than 1% of the issued and outstanding shares.

(1)
The address of Baron Capital Group, Inc. is 767 Fifth Avenue, New York, NY 10153. The address of T. Rowe Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202. The address of our directors and executive officers listed in the table above is 26901 Malibu Hills Road, Calabasas Hills, California 91301.

(2)
Baron Capital Group, Inc. and Mr. Ronald Baron have shared voting power with respect to 7,275,750 shares and shared dispositive power with respect to 7,743,650 shares. BAMCO, Inc. has shared voting power with respect to 2,025,250 shares and shared dispositive power with respect to 2,484,150 shares. Baron Capital Management, Inc. has shared voting power with respect to 259,000 shares and shared dispositive power with respect to 259,500 shares. Baron Growth Fund has shared voting power with respect to 3,675,000 shares and shared dispositive power with respect to 3,675,000 shares. Baron Capital Group, Inc. and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or their investment advisory clients thereof) to the extent such shares are held by other persons. BAMCO, Inc. and Baron Capital Management, Inc. disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, Baron Capital Management, Inc. and their affiliates. The number of shares set forth in this table and the foregoing information is based solely on an amendment to Schedule 13G filed jointly by Baron Capital Group, Inc., Mr. Ronald Baron, BAMCO, Inc. and Baron Capital Management, Inc. on February 14, 2008, under the Securities Exchange Act of 1934.

(3)
T. Rowe Price Associates, Inc. has sole voting power with respect to 769,800 shares and sole dispositive power with respect to 4,941,190 shares. The number of shares set forth in this table and the foregoing information is based solely on an amendment to Schedule 13G filed by T. Rowe Price Associates, Inc. on February 14, 2008 under the Securities Exchange Act of 1934. In this filing, T. Rowe Price Associates, Inc. expressly disclaims beneficial ownership of the shares.

(4)
Named Executive Officer and employee director of the Company.

(5)
Includes 489,166 shares that Mr. Overton has the right to acquire upon the exercise of options exercisable within 60 days of February 1, 2008. Does not include 358,334 shares that Mr. Overton has the right to acquire upon the exercise of stock options that are not currently exercisable. Excludes 62,137 shares held by Mr. Overton's spouse. See "Executive Compensation—Outstanding Equity Awards."

(6)
Non-employee director of the Company.

(7)
Messrs. Bernstein and Cappello were appointed to the Board of Directors on February 12, 2008.

(8)
Includes shares that each of Messrs. Gregory (80,625 shares), Dr. Klock (37,500 shares), Kransdorf (41,250 shares) and White (80,625 shares), and Ms. Winkler (37,500 shares) have the right to acquire upon the exercise of options granted under our Non-Employee Director Plan. Does not include 7,500 shares that each of these directors has the right to acquire upon the exercise of stock options that are not currently exercisable. See "Director Compensation Table."

(9)
Named Executive Officer of the Company.

(10)
Includes 113,250 shares that Mr. Dixon has the right to acquire upon the exercise of options exercisable within 60 days of February 1, 2008. Includes 12,500 shares of restricted stock that were granted to Mr. Dixon on January 4, 2007, which are subject to a three-year cliff vesting schedule. Includes 750 shares independently purchased by Mr. Dixon. Does not include 85,000 shares that Mr. Dixon has the right to acquire upon the exercise of stock options that are not currently exercisable. See "Executive Compensation—Outstanding Equity Awards."

(11)
Includes 35,000 shares of restricted stock that were granted to Mr. Bendel on September 6, 2007, which restrictions lapse at a rate of 60% on the third anniversary of the grant date and 20% on each of the fourth and fifth anniversary dates of the grant date. Does not include 100,000 shares that Mr. Bendel has the right to acquire upon the exercise of stock options that are not currently exercisable. See "Executive Compensation—Outstanding Equity Awards."

(12)
Includes 172,500 shares that Mr. Byfuglin has the right to acquire upon the exercise of options exercisable within 60 days of February 1, 2008. Includes 10,000 shares of restricted stock that were granted to Mr. Byfuglin on January 4, 2007, which are subject to a three-year cliff vesting schedule. Includes 19,500 shares held by The Byfuglin Trust and 46,312 shares held as joint tenants with Mr. Byfuglin's spouse, as to which Mr. Byfuglin has shared voting and investment power with his spouse. Does not include 97,500 shares that Mr. Byfuglin has the right to acquire upon the exercise of stock options that are not currently exercisable. See "Executive Compensation—Outstanding Equity Awards."

(13)
Includes 217,950 shares that Ms. Zurzolo has the right to acquire upon the exercise of options exercisable within 60 days of February 1, 2008. Includes 12,500 shares of restricted stock that were granted to Ms. Zurzolo on January 4, 2007, which are subject to a three-year cliff vesting schedule. Includes 757 shares independently purchased by Ms. Zurzolo. Does not include 83,500 shares that Ms. Zurzolo has the right to acquire upon the exercise of stock options that are not currently exercisable. See "Executive Compensation—Outstanding Equity Awards."

(14)
Includes 1,340,366 shares that our executive officers and independent directors have the right to acquire upon the exercise of options exercisable within 60 days of February 1, 2008 and restricted stock granted to Named Executive officers subject to vesting. Does not include options that are not currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16(a) of the Exchange Act, our directors, executive officers and any persons holding 10% or more of our common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and to furnish us with copies of such reports. Specific due dates for these reports have been established by the SEC and we are required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during fiscal 2007, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS

        This is our Compensation Discussion and Analysis. It is not the Compensation Committee Report, which appears elsewhere in this Proxy Statement. The individuals who served as our Chief Executive Officer and our Chief Financial Officer in fiscal 2007, as well as the other individuals included in the Summary Compensation Table below, are referred to as "Named Executive Officers" throughout this Proxy Statement.

Oversight of Our Executive Compensation Program

        The Compensation Committee is empowered to determine the compensation of our Chief Executive Officer and our other Named Executive Officers. The Compensation Committee's responsibilities are set forth in its charter, which we make available in the Investor Relations section of our website at www.thecheesecakefactory.com.

Objectives of Our Compensation Programs

        The key objectives of our executive compensation program are as follows:

  •
  To enable us to attract, retain and motivate the highest quality of management talent available;

  •
  To offer fair and competitive annual base salaries and employee benefits consistent with similarly situated companies in the foodservice industry;

  •
  To reward executives for corporate and individual performance through annual incentive compensation programs; and

  •
  To align the interests of our employees and stockholders through the use of long-term incentives such as stock options and other forms of equity-based compensation.

What Our Compensation Program is Designed to Reward

        Our compensation program is designed to reward Company, team and individual performance. We reward Company performance by linking a component of our annual bonus program under our Incentive Plan to increases in consolidated income from operations. We reward team performance by establishing the same annual performance target across all divisions of the Company and, recognizing the unique role our bakery division plays within the Company, by also establishing an annual performance target for the bakery division. We reward individual performance through annual reviews and recognition of achievements in base salary compensation in the following fiscal year. In addition, our Incentive Plan provides for individual bonuses based upon achievement and, in the case of our restaurant management, by annual sales targets for each restaurant and other key operational achievements established at the beginning of each year.

        Regarding most senior management compensation matters, including executive and director compensation, our management provides recommendations to the Compensation Committee and, in the case of director compensation, to the Board of Directors. Our Compensation Committee and Board of Directors do not delegate any of their functions to others in setting compensation and do not currently engage consultants to provide recommendations concerning executive compensation matters, although it does utilize general survey information in establishing executive base compensation. The Compensation Committee directly engaged Radford Surveys + Consulting in early fiscal 2008 to conduct an assessment of our director compensation. In addition, management engaged Towers Perrin in fiscal 2007 to conduct an assessment of our Chief Executive Officer's compensation.

Compensation Elements and Why Each is Used (How they Relate to Objectives)

        We have five key elements for our executive compensation program:

  •
  Annual base salaries;

  •
  Annual incentive compensation;

  •
  Long-term equity compensation;

  •
  Benefits & perquisites; and

  •
  Change of control and severance benefits.

        The focus of our program is on a total compensation package. We have not adopted a specific formula for allocation among the five key elements because we do not believe the elements of a total compensation package can be formula driven. Our goal is to pay for performance and maintain our flexibility in how we balance compensation among these five elements in a manner that allows us to remain competitive for top talent.

        Annual base salaries and benefits are basic components of our compensation program for all staff members, including our Named Executive Officers. The primary factor considered in establishing annual base salary is individual performance. Individual performance is measured through performance of specific objectives established at the beginning of the year, and the ability to adapt and react to the dynamic business environment throughout the year. Other factors include the executive's experience, responsibilities, management abilities, job performance, our performance as a whole, current market conditions and competitive salaries payable for similar positions at other comparable companies. We believe that linking executive base salary to individual performance encourages each executive to strive to achieve our annual performance target under our annual business plan and motivates the executive to perform beyond such expectations.

        The annual incentive compensation program under our Incentive Plan links pay and performance by providing performance bonus opportunities based on the achievement of performance targets established at the commencement of our fiscal year. It also promotes teamwork, as noted above, which we believe is important to our success. No incentive compensation was paid under our Incentive Plan in fiscal 2007.

        We believe that employee equity ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Our executive officers are eligible to receive equity awards under our 2001 Plan, which authorizes the Compensation Committee to award grants of stock options, stock appreciation rights, restricted shares, deferred shares, performance shares and/or performance units. The Compensation Committee has awarded stock options and restricted shares under the 2001 Plan.

        The purposes of the 2001 Plan are to: (i) motivate participants by means of appropriate equity and performance-based incentives, to achieve long-range performance goals; (ii) provide equity and performance-based incentive compensation opportunities that are competitive with similar companies; and (iii) further align the 2001 Plan participants' interests with those of our other stockholders through compensation based on the growth in value of our equity and long-term stockholder return.

        We have provided employment agreements to our Named Executive Officers which include limited protections in the event of a change of control of the Company or severance not based upon "cause" as defined in such agreements. In addition, change of control protection is included in our 2001 Plan and award agreements under this Plan. Finally, benefits and prerequisites for Named Executive Officers are established at grade levels and generally coincide with similar benefit types offered to our other salaried executives. We believe that in order for us to promote loyalty among our executives, such normal and customary protections are appropriate.

How Amounts and/or Formulas of Compensation Elements are Determined

Annual Base Salaries

        Annually in December, the Compensation Committee, with consideration to the recommendations provided by our Chief Executive Officer, establishes the base salaries to be paid to our Named Executive Officers during the coming year. The recommendations from the Chief Executive Officer exclude his own base salary, which is set according to the terms of his previously approved employment agreement and provides for fixed annual increases in his base salary. In March 2006, we entered into employment agreements with each of our Named Executive Officers other than Mr. Overton (Messrs. Dixon and Byfuglin, and Ms. Zurzolo). In September 2007, we entered into an employment agreement with Mr. Bendel when he joined the Company as an executive officer. Each employment agreement reflects the Named Executive Officer's base salary and provides that the Compensation Committee may determine future adjustments to those base salaries. However, no decrease may be made in the Named Executive Officer's base salary without his or her consent unless the annual salaries of all other executive officers are proportionately decreased. For a description of these agreements, see "Executive Compensation—Employment Agreements." We have not established a specific formula for determining base salary increases. The primary factor considered is individual performance, as stated above. Each Named Executive Officer's performance, with the exception of the CEO, is subjectively evaluated by the CEO in light of his or her contributions and accomplishments. The CEO makes compensation recommendations to the Compensation Committee based on this evaluation, as well as other factors. We did not utilize pre-established, specific individual performance goals in fiscal 2007. Other factors include the executive's experience, responsibilities, management abilities and job performance, performance of the Company as a whole, current market conditions and competitive salaries payable for similar positions at other comparable companies.

        We generally target annual base salaries to be between the 50th and 75th percentiles of competitive levels using published survey data that includes restaurant and hospitality/leisure companies that are of comparable size to us. Based on this analysis, our executive officer compensation was at the 61st percentile, which was well within the guidelines established. In addition, we used a peer group to evaluate the total compensation of our Chief Executive Officer.

        In fiscal 2007, management engaged Towers Perrin to conduct an assessment of competitive compensation relating to the total compensation of our Chief Executive Officer for our last completed fiscal year (fiscal 2006). In its study, Towers Perrin utilized the following peer group:

Applebee's International	Bob Evans Farms
BJ's Restaurants	Landry's Restaurants
Brinker International	McCormick & Schmick's
California Pizza Kitchen	OSI Restaurant Partners
Darden Restaurants	P.F. Chang's China Bistro
Dave & Buster's	Ruby Tuesday

        The results of Towers Perrin's assessment showed that the annual base salary of our Chief Executive Officer was just slightly above the 50th percentile for the peer group, but well below the 75th percentile for the peer group, and therefore at the low end of the 50th to 75th percentile range that we target.

        In January 2008, the Compensation Committee reviewed a competitive executive compensation analysis summary from sources including CompAnalyst (Salary.com), Economic Research Institute and CompQuest (Watson Wyatt). The summary report contained data from comparable companies in the restaurant and hospitality/leisure industries and for Mr. Byfuglin, from companies identified based on comparable revenues of our bakery division, to identify a competitive market range for executive base salaries by position. The Compensation Committee approved increases in the base salaries of Mr. Dixon by

$25,000 to $335,000 per year; Mr. Byfuglin by $12,500 to $327,500 per year; and Ms. Zurzolo by $17,500 to $375,000 per year, effective January 2, 2008 for Mr. Dixon and Ms. Zurzolo and effective January 9, 2008 for Mr. Byfuglin. Based upon the data reviewed by the Compensation Committee, Mr. Dixon's increase placed him close to the 50th percentile of the market range for his position, Mr. Byfuglin's increase placed him above the 75th percentile, and Ms. Zurzolo's increase placed her between the 50th and 75th percentiles. The Compensation Committee did not increase the base salary for Mr. Bendel who joined the Company in September 2007. The Compensation Committee approved a $50,000 increase in the base salary of Mr. Overton to $782,000 per year in accordance with his previously established employment agreement, effective January 2, 2008.

Annual Incentive Compensation

        Our Incentive Plan permits the award of discretionary bonuses and performance achievement bonuses. As amended and restated, eligible participants under the Incentive Plan include our Named Executive Officers and other officers, director-level staff employees, restaurant managers, and in the case of discretionary bonuses, other of our employees and our subsidiaries. The employment agreements with each of our Named Executive Officers provide that the executive is entitled to participate in the Incentive Plan.

        Discretionary bonuses are determined based on factors, including the Company's, subsidiary's or business unit's financial results, advancement in research and development, technological achievements, performance beyond pre-established objectives, extraordinary tangible or intangible contributions to the Company, a subsidiary, or a business unit, as well as other factors. The amount of any discretionary bonus may not exceed 100% of the employee's base salary (as defined in the Incentive Plan). We did not grant any discretionary bonuses to our Named Executive Officers for fiscal years 2007, 2006 or 2005.

        We base performance achievement bonuses on performance incentive targets that the Compensation Committee is required to establish in advance along with the formula for computing the performance achievement bonus if the target is achieved. The performance criterion for fiscal years 2007, 2006 and 2005 was consolidated income from operations. The performance criterion for eligible bakery participants also includes an element related specifically to bakery operating profit. Participants in the Incentive Plan are assigned threshold targets and maximum cash bonus levels as a percentage of their respective base salaries, based upon their respective level of responsibility within the Company. As demonstrated by the lack of incentive compensation payouts for the past three years, performance targets are generally set at aggressive levels, which include the funding of any payout. With respect to fiscal 2007, no incentive compensation was payable for performance of less than 95% of target, with the maximum bonus capped after reaching 105% of target. For fiscal 2008, the minimum threshold for payout has been reduced to 90% of target and the maximum bonus will remain capped at 105% of target, and the percentages of base salaries achievable by our Named Executive Officers ranging from 9% to 60%. We believe this modification to the Incentive Plan is appropriate and competitive in comparison to the incentive plans of other companies in the casual dining industry. During fiscal 2007, the percentages of base salaries achievable as a performance incentive bonus under the Incentive Plan for our Named Executive Officers ranged from 18% to 60% of base salary, as outlined in the table below.

	Bonus Achievable Based Upon Percentage of Base Salary
Percentage of Target Performance Objective Attained
	Chief Executive Officer	Presidents and Executive Vice Presidents	Senior Vice Presidents

105% or more	60%	54%	48%

100%	48%	42%	36%

95%	24%	21%	18%

< 95%	0%	0%	0%

        During fiscal 2007, all of our Named Executive Officers as well as our other officers and director-level staff employees were eligible for an annual performance achievement cash bonus under the Incentive Plan. However, no performance achievement bonuses were earned under the Incentive Plan for fiscal 2007. Historically, we set performance incentive goals aggressively, and achievement of the goals included our ability to accrue for bonus payouts. With the exception of bonuses paid to our bakery division (including Mr. Byfuglin) with respect to our 2006 and 2004 fiscal years, no bonuses were earned with respect to our 2006, 2004, and 2003 fiscal years. In fiscal 2005, bonuses were achieved at a lower level than the maximum rate. We have not adopted a policy with respect to the recovery of awards if the relevant performance measure were to be adjusted and restated in an amount that would result in a reduction in the percentage of performance target achieved. However, the stipulation of settlement of the Options Derivative Actions requires that we adopt such a policy and the Board of Directors adopted such policy as of the effective date of such stipulation. The Incentive Plan limits the amount of performance achievement bonus in any fiscal year to $1 million for any one participant.

Long-Term Equity Compensation

        The Chief Executive Officer makes annual recommendations to the Compensation Committee for all stock options, restricted stock or other equity grants under our 2001 Plan to our Named Executive Officers. All grants of equity compensation to Named Executive Officers are authorized and approved by the Compensation Committee. Pursuant to a previously approved employment agreement with Mr. Overton, the minimum annual grant made to him is 100,000 option shares. The determination of the number of option shares to be granted to other Named Executive Officers is reviewed by the Compensation Committee each year based on corporate and individual performance, as well as historical practices. We believe that our historical practices have proven to be effective in providing appropriate compensation based on performance. We have not established formal guidelines or performance criteria for the size of individual equity grants. However, vested stock option grants are only exercisable if our earnings performance for the fiscal year ended immediately prior to each exercise date met or exceeded the average earnings performance of all full-menu, full-service restaurant companies reported in a restaurant index published by a major financial services firm or an equivalent index approved by the Compensation Committee. While our equity plans permit awards to be made on a more frequent basis, our Compensation Committee generally has made grants to Named Executive Officers on an annual basis, except in the case of mid-year promotions or other extraordinary events. All stock options granted to our Named Executive Officers in fiscal 2007 were annual grants. We believe that making awards on an annual basis enables the Compensation Committee to evaluate individual and corporate performance over a reasonable period of time. However, we do not use performance targets when evaluating the amount of equity awards we make to Named Executive Officers. Our CEO makes recommendations to the

Compensation Committee with respect to the amount and vesting periods of equity awards for other Named Executive Officers.

        During fiscal 2007, the Compensation Committee granted options to purchase a total of 25,000, 30,000 and 25,000 shares of common stock to each of Messrs. Dixon and Byfuglin, and Ms. Zurzolo, respectively, at an exercise price equal to the fair market value of our common stock as of the grant date. We based these grants upon past granting practices and each executive's individual performance and responsibilities The Compensation Committee also granted options to purchase 100,000 shares of common stock to Mr. Bendel according to the terms of his employment agreement when he joined our Company in fiscal 2007 as an executive officer. In addition, we made an annual grant of an option to purchase 100,000 shares of our common stock to Mr. Overton according to the terms of his previously approved employment agreement. Stock options provide our executive officers with the opportunity to purchase our common stock at a fixed price. Accordingly, a stock option becomes valuable only if our common stock increases above the option exercise price and the holder remains employed during the period of time for the option to "vest." The annual options granted in fiscal 2007 to Named Executive Officers vest at a rate of 20% per year, with the exception of a portion of the stock options granted to Mr. Overton in fiscal 2007, which vests at a rate of 33 1/3% per year as to 50,000 shares. For additional information concerning these grants, see "Executive Compensation—Grant of Plan-Based Awards in Fiscal 2007."

        Our stockholders approved an amendment and restatement of the 2001 Plan at the 2004 Annual Meeting of Stockholders. As amended and restated, the 2001 Plan provides for awards of stock options as well as five additional types of equity compensation, including shares of our common stock that are subject to a substantial risk of forfeiture ("restricted stock"). Under the 2001 Plan, restricted stock must be subject to a substantial risk of forfeiture for a minimum of three years (other than in the event of change of control). In fiscal 2007, the Compensation Committee granted restricted stock in accordance with the 2001 Plan to Messrs. Dixon and Byfuglin, and Ms. Zurzolo in the amounts of 12,500, 10,000 and 12,500 restricted shares, respectively. The Compensation Committee also granted restricted stock in accordance with the 2001 Plan to Mr. Bendel in the amount of 35,000 restricted shares according to the terms of his employment agreement when he joined our Company in fiscal 2007 as an executive officer. Restricted shares granted to Named Executive Officers in fiscal 2007 are subject to a three-year cliff vesting schedule, with the exception of restricted shares granted to Mr. Bendel which restrictions lapse at the rate of 60% on the third anniversary of the grant date and 20% on each of the fourth and fifth anniversary dates of the grant date. We believe that awards of restricted shares can provide an equal or greater incentive to continue as an employee than awards of options. In determining to award shares of restricted stock, the Compensation Committee also considered our adoption of Financial Accounting Standards Board Statement No. 123(R), "Share Based Payment" ("SFAS 123R"). We recognize an expense related to all stock-based awards granted on or subsequent to January 4, 2006 based on the grant date fair value estimated in accordance with the provisions SFAS 123R. In determining the number of shares subject to restricted stock awards, the Compensation Committee considered the level of performance and contribution by each Named Executive Officer.

Benefits & Perquisites

        All of our employee benefit programs are approved and monitored by our Strategic Benefits Committee, which is comprised of Mr. Overton, Mr. Dixon, Mr. Bendel and Ms. Zurzolo. In accordance with their employment agreements, our Named Executive Officers are eligible to participate in the same employee benefit programs as those offered to all other full-time staff members and any enhanced programs only available to executive officers. Any enhanced program available only to executive officers requires authorization by the Compensation Committee. Our Named Executive Officers participate in medical, dental, vision, life insurance and long-term disability programs, as well as paid vacation of no less than three weeks per year. Our Named Executive Officers are also reimbursed for all reasonable business expenses based upon an itemized accounting of such expenditures. In addition, our Named Executive Officers, as well as our other executives, are eligible for a number of other benefits, including:

  •
  Each Named Executive Officer has the choice of a company-leased vehicle or automobile allowance. This program is also offered to certain other senior management positions, Restaurant General Managers, Area Directors of Operations, Area Kitchen Operations Managers, and selected additional staff positions. Approximately 213 leased company cars were in service at the end of fiscal 2007 and 23 staff members received an automobile allowance. Each staff member participating in our leased car program is assigned imputed income, according to Internal Revenue Service regulations, for his or her personal use of the car.

  •
  Each of our Named Executive Officers is eligible to participate in the Executive Savings Plan, a nonqualified, deferred compensation plan, which also includes over 400 other staff member eligible positions. At the end of fiscal 2007, all of our Named Executive Officers and over 200 other staff members and three non-employee directors were participants in the Executive Savings Plan. For additional information regarding this plan, see "Executive Compensation—Nonqualified Deferred Compensation."

  •
  We provide group term life insurance to each of our Named Executive Officers, as well as all other salaried staff members, at the lesser of one times base salary or $750,000. The Internal Revenue Service (IRS) requires that the portion of the value of such a policy exceeding $50,000 be deemed imputed income to the staff member. The IRS provides a formula by which the imputed income is calculated.

  •
  Each of our Named Executive Officers is eligible for a company-paid executive physical every two years, as are other staff members at the level of Senior Vice President and above.

Change of Control and Severance Benefits

        Our employment agreements with each of our Named Executive Officers provide for certain payments if their employment is terminated other than for "cause" or within 18 months of a change of control or in the event of a constructive termination. In addition, our employment agreement with our Chief Executive Officer provides for certain payments in the event that his employment is terminated other than for cause or his voluntary resignation (other than for a good reason, as defined in such employment agreement). These provisions are intended to promote stability and continuity of our senior management. In addition, change of control protection is included in our 2001 Plan and award agreements under this plan. For additional information concerning these agreements, see "Executive Compensation—Potential Payments upon Termination or Change of Control."

Compensation of the Chief Executive Officer

        In fiscal 2004, the Compensation Committee approved a five-year employment agreement with Mr. Overton, which was subsequently amended in fiscal 2005 and fiscal 2007, commencing as of

December 31, 2003 and ending on the last day of our fiscal year in 2008. Pursuant to the agreement, Mr. Overton's salary is set as follows:

Year	Salary

2004	$550,000

2005	$632,000

2006	$682,000

2007	$732,000

2008	$782,000

        In fiscal 2005, approximately $32,000 of his increase was primarily intended to offset the elimination of a $1 million term life insurance policy as well as certain other reimbursements that we had previously provided to Mr. Overton.

        The employment agreement further provides that we will grant Mr. Overton options to purchase not less than 100,000 shares of our common stock during each 12-month period during the term of the agreement. Mr. Overton will also be entitled to a retirement benefit equal to 20% of his base salary (in effect immediately prior to termination) for the first 10 years after termination of his full time employment and 40% of his base salary (in effect immediately prior to termination) for each year after the first 10 years until his death. This benefit is not payable if Mr. Overton's employment is terminated for cause or if he materially violates any of his duties of confidentiality, non-competition or non-solicitation set forth in the agreement. For additional information concerning Mr. Overton's employment agreement, including amounts payable upon termination of employment, see "Executive Compensation—Employment Agreements." In fiscal 2005, the Compensation Committee approved an amendment to Mr. Overton's employment agreement, which was intended to conform the agreement to proposed changes in federal income tax regulations. In fiscal 2007, the Compensation Committee approved an amendment to Mr. Overton's employment agreement to comply with the requirements of regulations under Section 409A of the Internal Revenue Code. The changes made to the agreement include providing for the deferral of the payment of certain compensation due to a terminating employee upon separation from service if the employee is a "specified employee" within the meaning of Section 409A and satisfying certain limited exceptions to that requirement and limiting the amount of consulting services that our Chief Executive Officer could render on behalf of the Company following termination of employment so as to qualify the termination of employment as a separation from service under Section 409A.

        The Compensation Committee established the annual base salary and other terms of Mr. Overton's compensation based on Mr. Overton's overall performance record as founder and Chief Executive Officer, recent Company performance, his status in the restaurant industry, and his experience and leadership. The Compensation Committee concluded that Mr. Overton's compensation, including stock option grants, significantly benefit us and our stockholders by securing Mr. Overton's services for the future and thereby motivating him to continue his focus on our long-term strategic growth and profitability. The Towers Perrin assessment of Mr. Overton's compensation relative to the peer group showed that Mr. Overton's total compensation, including his base salary, incentive compensation and value of stock options was slightly above the 25th percentile for the peer group, but well below the average for the peer group.

Accounting and Federal Income Tax Considerations

        Federal income tax legislation generally limits the annual corporate federal tax deduction for compensation paid to executive officers named in the proxy statement to $1 million, unless the compensation qualifies as "performance-based" and has been approved in advance by a vote of its stockholders. Our stockholders approved the material terms of the performance incentive goals under the

Incentive Plan at the 2005 Annual Meeting of Stockholders and approved our 2001 Plan at the 2001 Annual Meeting of Stockholders. However, it is possible that one or more of our executive officers may receive compensation that does not qualify as "performance-based" and is in excess of the $1 million limitation. The Internal Revenue Service is currently auditing our tax returns for fiscal years 2003, 2004 and 2005 with respect to the deductibility of certain compensation in excess of $1 million per year under the provisions of Internal Revenue Code Section 162(m) paid to certain executive officers resulting from their exercise of stock options later determined to be misdated. Although no final determination has been made, an unfavorable audit could result in additional taxes and penalties owed in fiscal 2008. It is our position that these options were performance based and met the requirements of Section 162(m) for deductibility. We have also structured our executive compensation program with the intention that it comply with Section 409A of the Internal Revenue Code which imposes additional taxes on our executive officers for certain types of deferred compensation that are not in compliance with Section 409A. In fiscal 2007, two of our Named Executive Officers, Mr. Byfuglin and Ms. Zurzolo, received compensation to reimburse them for the estimated personal tax liability and applicable interest due under Section 409A of the Internal Revenue Code and under California Revenue and Taxation Code Section 17501 for misdated stock option grants that were exercised in fiscal 2006.

        Accounting and tax considerations play an important role in the design of our executive compensation program. Accounting rules such as SFAS 123R require us to expense the estimated fair market value of our stock option grants which reduces the amount of our reported profits. The Compensation Committee considers the amount of this expense in determining the amount of equity compensation awards.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        We have reviewed and discussed with management the Compensation Discussion and Analysis provided earlier in this section. Based on that review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's 2008 Proxy Statement.

                        Respectfully submitted,

                        Wayne H. White, Chair
                        Thomas L. Gregory
                        Jerome I. Kransdorf
                        Allen J. Bernstein

EXECUTIVE COMPENSATION

Summary Compensation Table

        There are five key elements to our compensation program for our Named Executive Officers: Annual base salary; annual incentive (bonus) compensation; long-term equity compensation under our 2001 Plan; benefits and perquisites; and change of control and severance benefits. The following table sets forth summary compensation information for the fiscal year ended January 1, 2008 with respect to: (i) Our Chief (Principal) Executive Officer; (ii) our Chief (Principal) Financial Officer and (iii) our three other most highly compensated executive officers who were serving as executive officers at the end of our last completed fiscal year (collectively referred to herein as the "Named Executive Officers").

Name and Principal Position	Fiscal Year	Salary $	Bonus $	Stock Awards $(1)	Option Awards $(1)	All Other Compensation $(2)	Total $

David Overton Chairman of the Board and Chief Executive Officer	2007 2006	732,000 682,000	— —	—	1,726,539 1,540,323	7,807 7,736	2,466,346 2,230,059

Michael J. Dixon Senior Vice President and Chief Financial Officer(3)	2007 2006	310,000 285,000	— —	103,915 —	424,109 402,891	9,926 8,973	847,950 696,864

Russell W. Bendel President and Chief Operating Officer The Cheesecake Factory Restaurants Incorporated(4)(5)	2007 2006	133,269 —	— —	56,012 —	55,516 —	47,214 —	292,011 —

Max S. Byfuglin President The Cheesecake Factory Bakery Incorporated(3)(5)	2007 2006	315,000 300,000	— 104,849	83,132 —	444,837 485,134	86,767 22,420	929,736 912,403

Debby R. Zurzolo Executive Vice President, General Counsel and Secretary(6)	2007 2006	357,500 340,000	— —	103,915 —	502,857 520,448	66,590 18,072	1,030,862 878,520

(1)
The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. In accordance with SEC regulations, these amounts reflect the dollar amounts recognized by us for financial statement reporting purposes for fiscal 2007 and 2006 in accordance with the provisions of Financial Accounting Standards Board ("FASB") Statement No. 123(R), "Share-Based Payment" ("SFAS 123R"), ignoring estimates of forfeitures for service based vesting conditions. See Note 11 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended January 1, 2008 filed with the Securities and Exchange Commission on February 28, 2008 for information regarding assumptions underlying the valuation of equity awards.

(2)
All other compensation includes the following:

  Automobile Program:    Each Named Executive Officer has the choice of a company-leased vehicle or automobile allowance. Each staff member participating in our leased car program is assigned imputed income, according to Internal Revenue Service regulations, for his or her personal use of the car. Compensation related to the automobile program was as follows:

	Overton	Dixon	Bendel	Byfuglin	Zurzolo
Fiscal 2007	$2,122	$6,370	$4,800	$14,400	$10,800
Fiscal 2006	—	$5,850	—	$14,400	$10,800

  Executive Savings Plan Contributions:    Each of our Named Executive Officers is eligible to participate in the Executive Savings Plan, a nonqualified, deferred compensation plan. For additional information regarding this plan, see "Executive Compensation—Nonqualified Deferred Compensation." Our matching contribution under the Executive Savings Plan was as follows:

	Overton	Dixon	Bendel	Byfuglin	Zurzolo
Fiscal 2007	$314	$3,091	$692	$4,227	$3,709
Fiscal 2006	$2,730	$2,841	—	$4,412	$4,602

  Life Insurance:    We provide group term life insurance to each of our Named Executive Officers at the lesser of one times base salary or $750,000. The Internal Revenue Service (IRS) requires that the portion of the value of such a policy exceeding $50,000 be deemed imputed income to the staff member. The IRS provides a formula by which the imputed income is calculated. Payments to our Named Executive Officers relating to life insurance were as follows:

	Overton	Dixon	Bendel	Byfuglin	Zurzolo
Fiscal 2007	$5,371	$465	$255	$2,067	$846
Fiscal 2006	$5,006	$282	—	$2,056	$800

  Executive Physical Exam:    Each of our Named Executive Officers is eligible for a company-paid executive physical examination every two years. Payments to our Named Executive Officers relating to executive physical exams were as follows:

	Overton	Dixon	Bendel	Byfuglin	Zurzolo
Fiscal 2007	—	—	—	—	—
Fiscal 2006	—	—	—	$1,552	$1,870

  Other:    (a) Mr. Bendel received $35,000 in lieu of his participation in our Incentive Plan for fiscal 2007, in accordance with his employment agreement. In addition, we reimbursed Mr. Bendel for temporary housing expenses totaling $6,467 in accordance with his employment agreement. (b) Mr. Byfuglin and Ms. Zurzolo received compensation to reimburse them for the estimated personal tax liability and applicable interest due under Section 409A of the Internal Revenue Code and under California Revenue and Taxation Code Section 17501 for misdated stock option grants that were exercised in fiscal 2006. Payments to our Named Executive Officers relating to these other items were as follows:

	Overton	Dixon	Bendel		Byfuglin		Zurzolo
Fiscal 2007	—	—	$41,467	(a)	$66,073	(b)	$51,235	(b)
Fiscal 2006	—	—	—		—		—
(3)
On February 7, 2007, we commenced an offer to amend the exercise prices of certain outstanding and unexercised options that we granted under our 1992 Performance Employee Stock Option Plan and our Amended and Restated Year 2000 Omnibus Performance Stock Plan. We made the offer to allow our staff members to amend their eligible options in order to eliminate the adverse tax consequences resulting under Section 409A of the Internal Revenue Code and related state statutes. Our offer expired on March 8, 2007. Two of our executive officers, Messrs. Dixon and Byfuglin, elected to accept the offer as it related to option shares granted to them prior to their respective positions as Named Executive Officers. As a result, the option exercise prices of 4,500 and 10,000 option shares granted to Mr. Dixon's were increased from $16.31 to $16.72 and from $11.56 to $16.28, respectively. For Mr. Byfuglin, the option exercise price of 12,500 option shares was increased from $16.31 to $16.72. Since all amended options resulted in an increase in the exercise price, we did not recognize any incremental fair value expense in connection with these option amendments for financial reporting purposes.

(4)
Mr. Bendel joined the Company as an executive officer effective September 3, 2007.

(5)
The Cheesecake Factory Restaurants Incorporated and The Cheesecake Factory Bakery Incorporated are wholly owned subsidiaries of The Cheesecake Factory Incorporated.

(6)
On December 12, 2006, we amended two outstanding and unexercised options granted on January 31, 2000 and January 2, 2001 to Ms. Zurzolo. The amendments increased the per share exercise prices of these options to $8.80 and $16.72 from $8.48 and $16.31, respectively. Since these amended options resulted in an increase in the exercise prices, we did not recognize any incremental fair value expense in connection with these option amendments for financial reporting purposes. The option shares subject to the amendments were 13,500 and 9,000, respectively. These amendments were approved by the Compensation Committee and were made in light of guidance issued by the Internal Revenue Service in December 2007 and were intended to correct the exercise prices so that the options would not be subject to adverse personal tax consequences under Section 409A of the Internal Revenue Code and related state statutes.

        For a description of the terms in the Named Executive Officers' employment agreements, see "Executive Compensation—Employment Agreements." For a description of the Company's Incentive Compensation, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

        Stock options granted to Named Executive Officers in fiscal 2007 and 2006 vest at a rate of 20% per year, with the exception of a portion of the stock options granted to Mr. Overton in fiscal 2007, which vests at a rate of 33 1/3% per year as to 50,000 shares. Restricted shares granted to Named Executive Officers in fiscal 2007 are subject to a three-year cliff vesting schedule, with the exception of restricted shares granted to Mr. Bendel which restrictions lapse at the rate of 60% on the third anniversary of the grant date and 20% on each of the fourth and fifth anniversary dates of the grant date.

Pension Benefits

        We do not have a defined benefit pension plan.

Nonqualified Deferred Compensation

        Effective October 1999, we adopted The Cheesecake Factory Incorporated Executive Savings Plan in order to provide a tax-deferred savings vehicle to help us attract, retain and motivate executives with the essential qualifications to successfully manage our continuing growth. This plan was amended December 1, 2000, October 1, 2001, January 1, 2003 and January 1, 2005 (collectively, the "Executive Savings Plan"). The Executive Savings Plan is a nonqualified deferred compensation plan for our Independent Directors and for our highly compensated executives, as defined in the Executive Savings Plan, who are otherwise ineligible for participation in our qualified defined contribution savings plan under section 401(k) of the Internal Revenue Code. The Executive Savings Plan allows staff member participants to defer the receipt of up to 25% of their base salaries and up to 100% of their eligible bonuses, and allows our Independent Directors to defer up to 100% of their fees. We currently match, in cash, 25% of the first 4% of salary and/or bonus deferred by participating staff members, but do not provide a match for Independent Directors. Our matching contribution generally vests 25% annually beginning with the end of the staff member's second year of participation in the Executive Savings Plan. Commencing in fiscal 2006, our matching contributions for fiscal 2006 and for subsequent fiscal years immediately vest 100% for staff members who have at least five years of service with us, 75% for staff members who have at least four years of service with us, 50% for staff members who have at least three years of service with us, and 25% for staff members who have at least two years of service with us. Staff member deferrals and our match are deposited into a "rabbi" trust established by us, and the funds are generally invested in individual variable life insurance contracts owned by us which are specifically designed to informally fund executive savings plans of this nature.

        The following table shows the nonqualified deferred compensation that was deferred by each Named Executive Officer during fiscal 2007. There were no withdrawals by or distributions to any of our Named Executive Officers in fiscal 2007.

Name	Executive Contributions in Fiscal 2007 $(1)	Registrant Contributions in Fiscal 2007 $(1)(2)	Aggregate Earnings in Fiscal 2007 $	Aggregate Balance at January 1, 2008 $(3)

David Overton	—	314	51,156	415,800

Michael J. Dixon	61,808	3,091	9,388	314,055

Russell W. Bendel	10,385	692	38	11,115

Max S. Byfuglin	97,684	4,227	55,149	817,551

Debby R. Zurzolo	17,841	3,709	15,867	238,349

(1)
Reflects amounts reported as compensation earned by the Named Executive Officers in the Summary Compensation Table. The "Executive Contributions" total is included in the "Salary" total, and the "Registrant Contributions" total is included in the "Other Compensation" total.

(2)
Reflects the contributions that were made by us in fiscal 2007.

(3)
Includes contributions made by the Named Executive Officer and by us in fiscal 2006 and 2007, respectively, that were reported as compensation in the Summary Compensation Table as follows: $2,730 and $314 for Mr. Overton; $45,447 and $64,899 for Mr. Dixon; $0 and $11,077 for Mr. Bendel; $49,239 and $101,911 for Mr. Byfuglin; and $21,564 and $21,550 for Ms. Zurzolo.

Stock Options and Restricted Stock

        Our Named Executive Officers are eligible for awards under our 2001 Plan. The 2001 Plan authorizes awards of stock options, stock appreciation rights, restricted shares, deferred shares, performance shares and performance units. In fiscal 2007, we awarded stock options to our Named Executive Officers. We also awarded restricted stock to our Named Executive Officers, with the exception of Mr. Overton. The number of shares subject to options granted was determined by the Compensation Committee of our Board of Directors. For information regarding how equity award grants are determined, see "Compensation Discussion and Analysis."

Grants of Plan-Based Awards in Fiscal 2007

        The following table shows all restricted stock and stock options to acquire shares of our common stock granted to Named Executive Officers during fiscal 2007.

		Stock Awards			Option Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units #(1)	Base Price of Restricted Stock Awards $/Sh	Grant Date Fair Value $(2)(4)	All Other Option Awards: Number of Securities Underlying Options #(3)	Exercise Base Price of Option Awards $/Sh	Grant Date Fair Value $(4)

David Overton	1/4/07	—	—	—	150,000	25.10	1,374,945

Michael J. Dixon	1/4/07	12,500	25.10	313,750	25,000	25.10	229,158

Russell W. Bendel	9/6/07	35,000	24.99	874,650	100,000	24.99	866,900

Max S. Byfuglin	1/4/07	10,000	25.10	251,000	30,000	25.10	274,989

Debby R. Zurzolo	1/4/07	12,500	25.10	313,750	25,000	25.10	229,158

(1)
Restricted shares are subject to a three-year cliff vesting schedule, with the exception of restricted shares granted to Mr. Bendel, which restrictions lapse at the rate of 60% on the third anniversary of the grant date and 20% on each of the fourth and fifth anniversary dates of the grant date.

(2)
The fair value of our restricted shares is based on our closing stock price on the date of grant.

(3)
All listed stock options vest at a rate of 20% per year with the exception of a portion of the stock options granted to Mr. Overton in fiscal 2007, which vests at a rate of 33 1/3% per year as to 50,000 shares.

(4)
The grant date fair value was computed in accordance with the provisions of Financial Accounting Standards Board ("FASB") Statement No. 123(R), "Share-Based Payment" ("SFAS 123R"). The dollar amounts listed do not necessarily reflect the dollar amount of compensation that may be realized. See Note 11 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended January 1, 2008 filed with the Securities and Exchange Commission on February 28, 2008 for information regarding the valuation of equity awards.

Outstanding Equity Awards

        The following table shows all outstanding stock options and restricted stock held by the Named Executive Officers at January 1, 2008.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable(1)		Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested #(2)	Market Value of Shares or Units of Stock That Have Not Vested $(3)

David Overton(4)	75,000 78,000 180,000 40,000 20,000 — —	— 19,500 45,000 60,000 80,000 100,000 50,000	(a) (b) (c) (d) (e) (f)	22.40 20.00 29.36 32.32 36.87 25.10 25.10	2/27/12 2/6/13 12/31/13 1/3/15 1/4/16 1/4/17 1/4/17	— — — — — — —	— — — — — — —

Michael J. Dixon(5)	4,500 6,750 9,000 60,000 10,000 5,000 — —	— — 3,000 15,000 15,000 20,000 25,000 —	(a) (b) (c) (d) (e)	16.72 22.55 20.00 29.36 32.32 36.87 25.10 —	1/2/11 1/29/12 2/6/13 12/31/13 1/3/15 1/4/16 1/4/17 —	— — — — — — — 12,500	— — — — — — — 296,375

Russell W. Bendel(6)	— —	100,000 —		24.99 —	9/6/17 —	— 35,000	— 829,850

Max S. Byfuglin(7)	12,500 45,000 36,000 30,000 12,000 6,000 2,000 — —	— — 9,000 7,500 18,000 24,000 8,000 30,000 —	(a) (b) (c) (d) (e) (f)	16.72 22.55 20.00 29.36 32.32 36.87 38.24 25.10 —	1/2/11 1/29/12 2/6/13 12/31/13 1/3/15 1/4/16 2/6/16 1/4/17 —	— — — — — — — — 10,000	— — — — — — — — 237,100

Debby R. Zurzolo(8)	26,700 13,500 9,000 9,000 27,000 27,000 10,000 54,000 10,000 5,000 — —	— — — — — 6,750 5,000 13,500 15,000 20,000 25,000 —	(a) (b) (c) (d) (e) (f)	5.90 8.80 16.72 16.31 22.40 20.00 20.00 29.36 32.32 36.87 25.10 —	3/8/09 1/31/10 1/2/11 1/2/11 2/27/12 2/6/13 2/6/13 12/31/13 1/3/15 1/4/16 1/4/17 —	— — — — — — — — — — — 12,500	— — — — — — — — — — — 296,375

(1)
All options listed above vest at a rate of 20% per year, with the exception of a portion of the stock options granted to Mr. Overton in fiscal 2007, which vests at a rate of 33 1/3% per year as to 50,000 shares and a grant of 15,000 shares made to Ms. Zurzolo in fiscal 2003, which vests at a rate of 33 1/3% per year.

(2)
All restricted shares listed above are subject to a three-year cliff vesting schedule, with the exception of restricted shares granted to Mr. Bendel, which restrictions lapse at a rate of 60% on the third anniversary of the grant date and 20% on each of the fourth and fifth anniversary dates of the grant date.

(3)
The market value of restricted shares is computed by multiplying the closing market price of our common stock on the last trading day of fiscal 2007 by the number of restricted shares that have not yet vested.

(4)
The vesting dates of options held by Mr. Overton that were unexercisable as of our fiscal 2007 year-end are: (a) 19,500 options vested on 2/6/08; (b) 45,000 options will vest on 12/31/08; (c) 20,000 options vested on 1/3/08 and 20,000 options will vest on each of 1/3/09 and 1/3/10; and (d) 20,000 options vested on 1/4/08; 20,000 options will vest on each of 1/4/09, 1/4/10 and 1/4/11; (e) 20,000 options vested on 1/4/08 and 20,000 options will vest on each of 1/4/09, 1/4/10, 1/4/11, 1/4/12; and (f) 16,666 options vested on 1/4/08 and 16,667 options will vest on each of 1/4/09 and 1/4/10.

(5)
The vesting dates of options held by Mr. Dixon that were unexercisable as of our fiscal 2007 year-end are: (a) 3,000 options vested on 2/6/08; (b) 15,000 options will vest on 12/31/08; (c) 5,000 options vested on 1/3/08 and 5,000 options will vest on each of 1/3/09 and 1/3/10; (d) 5,000 options vested on 1/4/08 and 5,000 options will vest on each of 1/4/09, 1/4/10 and 1/4/11; and (e) 5,000 options vested on 1/4/08 and 5,000 options will vest on each of 1/4/09, 1/4/10, 1/4/11 and 1/4/12. The 12,500 restricted shares held by Mr. Dixon will vest on 1/4/10.

(6)
The vesting dates of options held by Mr. Bendel that were unexercisable as of our fiscal 2007 year-end are: 20,000 options will vest on each of 9/6/08, 9/6/09, 9/6/10, 9/6/11 and 9/6/12. The restricted shares held by Mr. Bendel will vest on 9/6/10 (21,000 shares); 9/6/11 (7,000 shares); and 9/6/12 (7,000 shares).

(7)
The vesting dates of options held by Mr. Byfuglin that were unexercisable as of our fiscal 2007 year-end are: (a) 9,000 options vested on 2/6/08; (b) 7,500 options will vest on 12/31/08; (c) 6,000 options vested on 1/3/08 and 6,000 options will vest on each of 1/3/09 and 1/3/10; (d) 6,000 options vested on 1/4/08 and 6,000 options will vest on each of 1/4/09, 1/4/10 and 1/4/11; (e) 2,000 options vested on 2/6/08 and 2,000 options will vest on each of 2/6/09, 2/6/10 and 2/6/11; and (f) 6,000 options vested on 1/4/08 and 6,000 options will vest on each of 1/4/09, 1/4/10, 1/4/11 and 1/4/12. The 10,000 restricted shares held by Mr. Byfuglin will vest on 1/4/10.

(8)
The vesting dates of options held by Ms. Zurzolo that were unexercisable as of our fiscal 2007 year-end are: (a) 6,750 options vested on 2/6/08; (b) 5,000 options vested on 2/6/08; (c) 13,500 options will vest on 12/31/08; (d) 5,000 options vested on 1/3/08 and 5,000 options will vest on each of 1/3/09 and 1/3/10; (e) 5,000 options vested on 1/4/08 and 5,000 options will vest on each of 1/4/09, 1/4/10 and 1/4/11; and (f) 5,000 options vested on 1/4/08 and 5,000 options will vest on each of 1/4/09, 1/4/10, 1/4/11 and 1/4/12. The 12,500 restricted shares held by Ms. Zurzolo will vest on 1/4/10.

Option Exercises and Stock Vested

        The following table shows all stock options exercised by Named Executive Officers during fiscal 2007. No shares of restricted stock awarded to our Named Executive Officers vested in fiscal 2007.

	Option Awards

Name	Number of Shares Acquired on Exercise #	Value Realized Upon Exercise $(1)

David Overton	—	—

Michael J. Dixon	10,000	117,200

Russell W. Bendel	—	—

Max S. Byfuglin	—	—

Debby R. Zurzolo	20,000	399,559

(1)
The value realized upon exercise is computed by determining the difference between the market price of our common stock at exercise and the exercise price of the options.

Equity Compensation Plan Information

        The following table sets forth information concerning the shares of common stock that may be issued upon exercise of options under all of our equity compensation plans as of January 1, 2008.

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by stockholders(2)	9,339,406	$25.98	6,815,447
Equity compensation plans not approved by stockholders	—	—	—
Total	9,339,406	$25.98	6,815,447

(1)
Shares may be issued upon exercise of options or stock appreciation rights, as awards of restricted stock, awards of deferred shares or as payment for performance shares or performance units.

(2)
Our 2001 Stock Option Plan and 1997 Non-Employee Director Stock Option Plan each were approved by the stockholders in 2001 and 1997, respectively. Our Year 2000 Employee Stock Option Plan was not approved at the time of adoption. At the 2004 Annual Meeting of Stockholders, the stockholders approved amendments and restatements of the 2001 Stock Option Plan and Year 2000 Employee Stock Option Plan (renamed the "2001 Omnibus Stock Incentive Plan" and "Year 2000 Omnibus Performance Stock Plan," respectively) and an amendment to the 1997 Non-Employee Director Stock Option Plan. Of the total number of shares to be issued upon exercise of options outstanding at December 28, 2004 under the Year 2000 Employee Stock Option Plan, 7,011,463 were issuable pursuant to options granted prior to approval of this plan by our stockholders. Named Executive Officers are not entitled to participate in the Year 2000 Employee Stock Option Plan.

Potential Payments upon Termination or Change of Control

        Pursuant to our employment agreement with Mr. Overton, if Mr. Overton's employment is terminated for any reason (other than "cause" or his voluntary resignation other than for a "good reason" (as defined in the agreement)), he or his estate will be entitled to receive a lump sum payment equal to three times his base salary. If, during the first 18 months after a "change in control" (as defined in the agreement), Mr. Overton voluntarily gives notice of termination of his employment for any reason or non-renewal or he otherwise terminates employment (other than due to death or permanent disability) or is terminated by us without cause, he will be entitled to receive a lump sum payment equal to the greater of $2 million or three times his base salary, and we would also pay for certain health and life insurance benefits for Mr. Overton and his dependents for an additional 36 months.

        In the event that any payment or benefit paid or payable to Mr. Overton under the agreement is subject to any excise tax in connection with the "excess parachute payment" provisions of the Internal Revenue Code, Mr. Overton is entitled to receive an additional "gross-up" payment from us such that the after-tax proceeds of the payment to Mr. Overton will be sufficient to pay any such excise tax in full.

        If Mr. Overton's full-time employment is terminated by us for any reason, except by reason of death, permanent disability, cause or voluntary resignation of Mr. Overton (and the provisions relating to change in control are not applicable), he may elect to provide consulting services to us for a period of up to 120 months. If he elects to provide consulting services, he will be obligated to provide an annual rate that is 20% of the services rendered, on average, during the immediately preceding 36 months of employment, and shall be paid at an annual rate equal to 70% of his base salary for the period immediately prior to the termination of his employment for such services. In order to satisfy a presumption under the safe harbor provisions under Internal Revenue Code Section 409A, the Compensation Committee amended Mr. Overton's employment agreement in fiscal 2007 to reduce the required amount of his consulting time while providing consulting services to us from 50% to 20% of services rendered, on average, during the immediately preceding 36 month period. Any such payments are not available in the form of a single lump sum payment. While providing consulting services, Mr. Overton and his dependents will be entitled to participate in our life, medical and dental insurance benefits that we have adopted for our executive officers. If he and his dependents are not eligible under the terms of such coverage, we will seek to obtain substantially similar coverage for him and his dependents.

        Mr. Overton will also be entitled to an annual founder's retirement benefit during his lifetime and ceasing upon his death equal to 20% of his base salary (in effect immediately prior to termination) for the first 10 years after termination of his full time employment and 40% of his base salary (in effect immediately prior to termination) for each year after the first 10 years until his death. This benefit shall not be payable if Mr. Overton's employment is terminated for cause or he materially violates any of his duties of confidentiality, non-competition or non-solicitation set forth in the agreement. Payment of this retirement benefit commences at least six months and one day after the termination of his full-time employment and shall be paid in monthly installments. In addition to the above amounts, the Company shall pay Mr. Overton a one-time payment of 20% of one-half of his annual base salary for the period immediately prior to his termination of employment on account of his retirement. This payment shall be made on the business day following the date that is six months after the date of his termination, provided that his employment is not terminated for cause or by reason of his death. The founder's benefit is an unfunded, unsecured promise to pay benefits in the future, and Mr. Overton shall have no right or interest in any of our specific assets by virtue of this obligation. For a discussion of our compensation elements and why each is used, see our Compensation Discussion and Analysis.

        The following table shows the potential payments upon termination or a change of control for Mr. Overton. The table assumes (i) that the triggering event took place on the last business day of our last completed fiscal year, January 1, 2008; (ii) that the price per share of our common stock is the closing price as of that date; and (iii) no performance incentive bonus was earned under the Incentive Plan in fiscal 2007.

Name	Upon Retirement $(1)	Upon Termination for a Reason Other than Cause $(2)	Upon Termination upon Death $(3)	Upon "Change in Control" Termination or Resignation Occurring in First 18 Months $(4)	Upon Termination for Cause $

David Overton	5,563,200	7,831,545	2,268,345	7,870,363	—

(1)
Represents the founder's retirement benefit of $146,400 per year for 10 years and $292,800 per year for each following year until his death. This amount is based on a total of 24 years of payments, based on retirement at age 61 and an actuarial life expectancy of 85 years. The actuarial net present value of these payments is $2,401,721 based on a 6.4% discount rate and actuarial life expectancy of 85 years. For purposes of this table, "retirement" is considered to be our termination of Mr. Overton's employment other than for cause or his voluntary resignation without a good reason (other than with 18 months of a change of control). Mr. Overton will not be entitled to these benefits if he violates his obligations of confidentiality, non-competition and non-solicitation in his employment agreement.

(2)
Includes a voluntary resignation except when Mr. Overton resigns other than for a "good reason." Consists of a lump sum severance payment of $2,196,000, the intrinsic value of equity vesting acceleration of $72,345, and the gross value of the founder's retirement benefit of $5,563,200. For purposes of this table, intrinsic value of equity vesting acceleration is computed by multiplying the difference between the exercise prices of any unvested option shares and the market price of our common stock on the last business day of fiscal 2007 by the number of unvested option shares. In addition, if Mr. Overton had elected to provide consulting services as provided for in his employment agreement, he would receive $512,400 per year for up to 10 years. If he provided such services for the full 10 years, the total payments would be $5,124,000, which has a net present value of $3,700,856 at a 6.4% discount rate. During such a consulting period, Mr. Overton would also be eligible to receive health and welfare benefits. If he elected to participate in these plans for the full 10 years, the total estimated value of these benefits would be $129,390.

(3)
Consists of a lump sum severance payment of $2,196,000 and the intrinsic value of equity vesting acceleration of $72,345. For purposes of this table, intrinsic value of equity vesting acceleration is computed by multiplying the difference between the exercise prices of any unvested option shares and the market price of our common stock on the last business day of fiscal 2007 by the number of unvested option shares.

(4)
Consists of a lump sum severance payment of $2,196,000, the intrinsic value of equity vesting acceleration of $72,345, estimated health & welfare benefits of $38,818 and the gross value of the founder's retirement benefit of $5,563,200. For purposes of this table, intrinsic value of equity vesting acceleration is computed by multiplying the difference between the exercise prices of any unvested option shares and the market price of our common stock on the last business day of fiscal 2007 by the number of unvested option shares.

        Pursuant to our employment agreements with each of our other Named Executive Officers, if during the term of the agreement, the Company terminates an executive's employment for any reason other than for "cause" (as defined in the agreement), or within 18 months after a "change in control" (as defined in the agreement) the Company terminates the executive's employment (whether or not the Term of the Agreement has ended without renewal) or the executive terminates the agreement within 60 days of the occurrence of a "constructive termination" (as defined in the agreement), he or she will be entitled to receive a lump sum payment equal to one times his or her base salary (one-half (1/2) if termination is by reason of death) within 30 days of his or her separation from service. We will also pay for certain health insurance benefits for the executive and his or her dependents for an additional 12 months. In addition, all options to purchase shares of our common stock that are scheduled to become exercisable within 24 months of the date of termination will become exercisable and vested. Each agreement further provides that we will also pay the executive a performance achievement bonus under our Incentive Plan prorated for the number of months the executive served during the fiscal year provided that we meet the established performance incentive target for the fiscal year. Should the executive under each of the agreements be subject to any excise tax in connection with the "excess parachute payment" provisions of the Internal Revenue Code, then the executive will be entitled to receive an additional "gross-up" payment from us such that the after-tax proceeds of the payment to the executives will be sufficient to pay any such excise tax in full.

        The following table shows the potential payments upon termination or a change of control for each of our Named Executive Officers (other than Mr. Overton). The table assumes (i) that the triggering event took place on the last business day of our last completed fiscal year, January 1, 2008; (ii) that the price per share of our common stock is the closing price as of that date; and (iii) no performance incentive bonus was earned under the Incentive Plan in fiscal 2007.

Name	Upon Retirement $	Upon Termination for a Reason Other than Cause $(1)	Upon Termination upon Death $(2)	Upon "Change in Control" and Termination Other Than for Cause Occurring in First 18 Months $(3)	Upon Termination by the Executive Within 60 Days of a Constructive Termination $(1)

Michael J. Dixon	—	629,968	474,968	629,968	629,968

Russell W. Bendel	—	1,292,471	1,067,471	1,292,471	1,292,471

Max S. Byfuglin	—	631,349	473,849	631,349	631,349

Debby R. Zurzolo	—	709,985	531,235	709,985	709,985

(1)
For Mr. Dixon, consists of a lump sum severance payment of $310,000, the intrinsic value of equity vesting acceleration of $307,505, and health and welfare benefits of $12,463. For Mr. Bendel, consists of a lump sum severance payment of $450,000, the intrinsic value of equity vesting acceleration of $829,850, and health and welfare benefits of $12,621. For Mr. Byfuglin, consists of a lump sum severance payment of $315,000, the intrinsic value of equity vesting acceleration of $303,880, and health and welfare benefits of $12,469. For Ms. Zurzolo, consists of a lump sum severance payment of $357,500, the intrinsic value of equity vesting acceleration of $339,968, and health and welfare benefits of $12,517. For purposes of this table, intrinsic value of equity vesting acceleration is computed by multiplying the difference between the exercise prices of any unvested option shares and the market price of our common stock on the last business day of fiscal 2007 by the number of unvested option shares.

(2)
For Mr. Dixon, consists of a lump sum severance payment of $155,000, the intrinsic value of equity vesting acceleration of $307,505, and health and welfare benefits of $12,463. For Mr. Bendel, consists of a lump sum severance payment of $225,000, the intrinsic value of equity vesting acceleration of $829,850, and health and welfare benefits of $12,621. For Mr. Byfuglin, consists of a lump sum severance payment of $157,500, the intrinsic value of equity vesting acceleration of $303,880, and health and welfare benefits of $12,469. For Ms. Zurzolo, consists of a lump sum severance payment of $178,750, the intrinsic value of equity vesting acceleration of $339,968, and health and welfare benefits of $12,517. For purposes of this table, intrinsic value of equity vesting acceleration is computed by multiplying the difference between the exercise prices of any unvested option shares and the market price of our common stock on the last business day of fiscal 2007 by the number of unvested option shares.

(3)
The values are the same as for termination by us for a reason other than cause or upon disability.

Employment Agreements

        On December 22, 2004, the Compensation Committee of our Board of Directors approved an employment agreement, which was subsequently amended on December 6, 2005, with David Overton, our Chairman of the Board and Chief Executive Officer. This agreement replaces a prior agreement with us that had expired. The agreement has an initial term of five fiscal years and will be extended automatically for one additional year on each anniversary date (beginning on the fifth anniversary date) unless either party gives notice not to extend. Under the agreement, we will pay Mr. Overton an initial salary at the annual rate of $550,000 per year, commencing in fiscal 2004. This rate increased by $82,000 in fiscal 2005, by $50,000 in fiscal 2006, by $50,000 in fiscal 2007 and by $50,000 in fiscal 2008. While employed by us, Mr. Overton will be eligible to participate in our Incentive Plan and equitably with other executive officers in any company plan relating to pension, thrift, profit sharing, life insurance, medical coverage, education or other retirement or employee benefits. He will also be entitled to receive all other fringe benefits that are provided to our executive officers. Mr. Overton will be eligible to receive future stock option grants and we have agreed to grant options to purchase not less than 100,000 shares of our common stock during each 12-month period during the term of the agreement beginning after the first 12 months of the agreement. While employed by us, Mr. Overton will be entitled to disability income insurance coverage in an amount made available to our other executive officers, with all premiums paid by us. We have also agreed to seek to maintain director and officer liability insurance while he is employed and to maintain that insurance for a period of at least 36 months following his date of termination. For potential payments by us to Mr. Overton upon termination or change of control, see "Executive Compensation—Potential Payments upon Termination or Change of Control."

        On March 27, 2006, we entered into employment agreements with each of Michael J. Dixon, our Senior Vice President and Chief Financial Officer; Max S. Byfuglin, President of The Cheesecake Factory Bakery Incorporated, a wholly-owned subsidiary of the Company; and Debby R. Zurzolo, our Executive Vice President, General Counsel and Secretary. Each agreement has an initial term of two years and will be extended automatically for one additional year on each anniversary date (beginning on the second anniversary date) unless any of the parties give notice not to extend. Under the agreement, we paid base salaries at an annual rate equal to the following: $285,000 for Mr. Dixon; $300,000 for Mr. Byfuglin; and $340,000 for Ms. Zurzolo. Under each of these agreements, the Compensation Committee determines any future adjustments to these base salaries, but the executive's annual salary may not be decreased without the executive's consent unless the annual salaries of all other executive officers are proportionately decreased. In fiscal 2007, the Compensation Committee approved an amendment to the employment agreement of Messrs. Dixon and Byfuglin, and Ms. Zurzolo to comply with the requirements of regulations under Section 409A of the Internal Revenue Code. Each agreement provides that the executive will be eligible to participate in our Incentive Plan and equitably with other executive officers in any of our plans relating to pension, profit sharing, life insurance, medical coverage, education, automobile allowance or leasing, or other retirement or employee benefits. Each agreement further provides that we will pay the executive's portion of premiums for medical care insurance with respect to the executive and his or her immediate family members to the extent provided to our other executive officers (as defined in the agreements), and based upon the most comprehensive medical insurance plan offered to such other executive officers. The executive will also be entitled to participate in any automobile or car allowance program maintained by us for executive officers and to receive all other fringe benefits that are provided to our executive officers. For potential payments by us to these Named Executive Officers upon termination or change of control, see "Executive Compensation—Potential Payments upon Termination or Change of Control."

        On September 6, 2007, we entered into an employment agreement with Russell W. Bendel, President and Chief Operating Officer of The Cheesecake Factory Restaurants Incorporated, a wholly-owned subsidiary of the Company. The agreement has an initial term of three years and will be extended automatically for one additional year on each anniversary date (beginning on the second anniversary date)

unless either of the parties gives notice not to extend. Under the agreement, we will pay Mr. Bendel a base salary of $450,000. The Compensation Committee may determine it appropriate to adjust his base salary in the future, but Mr. Bendel's annual salary may not be decreased without his consent unless the salaries of all other executive officers are proportionately decreased. We also compensated Mr. Bendel a one-time, prorated and fractional share of his base salary in an amount totaling $35,000 in lieu of his participation in our Incentive Plan for fiscal 2007. We granted Mr. Bendel an initial grant of 100,000 non-qualified stock options, which vest 20% each year over a five-year period on the anniversary dates of the grant date. In addition, we granted Mr. Bendel 35,000 restricted shares of our stock, which restrictions lapse at the rate of 60% on the third anniversary date of the grant date and 20% on each of the fourth and fifth anniversary dates of the grant date. We will also reimburse Mr. Bendel for reasonable relocation expenses to assist in his relocation to the greater Los Angeles Metropolitan area. The agreement provides that Mr. Bendel will be eligible to participate in our Incentive Plan and equitably with our other executives in any of our plans relating to pension, profit sharing, life insurance, medical coverage, education, automobile allowance or leasing, or other retirement or employee benefits. The agreement further provides that we will pay Mr. Bendel's portion of premiums for medical care insurance with respect to himself and his immediate family members to the extent provided to our other executive officers, and based upon the most comprehensive medical insurance plan offered to such other executive officers. Mr. Bendel will also be entitled to participate in any automobile or car allowance program maintained by us for executive officers and to receive all other fringe benefits that are provided to our executive officers.

Incentive Plan

        Our stockholders approved the material terms of the performance incentive goals under The Cheesecake Factory Incorporated Amended and Restated Annual Performance Incentive Plan ("Incentive Plan") at the 2005 Annual Meeting.

        As amended and restated, eligible participants under the plan include our executive and other officers, director-level staff employees, restaurant managers, and in the case of discretionary bonuses, other employees of us and our subsidiaries. The Incentive Plan provides for the award of discretionary bonuses and performance achievement bonuses. Discretionary bonuses are determined based on factors, including the company's, subsidiary's or business unit's financial results, advancement in research and development, technological achievements, performance beyond pre-established objectives, extraordinary tangible or intangible contributions to us, a subsidiary, or a business unit as well as other factors. The amount of any discretionary bonus may not exceed 100% of the employee's base salary (as defined in the plan). Performance achievement bonuses are based on performance incentive targets (as defined in the plan). The Compensation Committee is required to establish in advance the specific targets and the formula for computing the performance achievement bonus if the target is achieved. Unless the material terms of the performance incentive targets are disclosed to and approved by our stockholders in accordance with Section 162(m) of the Internal Revenue Code of 1986, the amount of any performance achievement bonus will be reduced by the amount necessary for the aggregate sum of the performance achievement bonus and all other remuneration (as defined in the plan) not to exceed the Section 162(m) limitation amount. In no event may any portion (the "excess compensation") of the discretionary bonus be paid to a participant if and to the extent that the excess compensation when added together with all other remuneration exceeds the limitation amount under Section 162(m). If and to the extent that in any year all or a portion of the excess compensation when added together with all other remuneration does not exceed the Section 162(m) limitation amount, we will pay all or the portion of the excess compensation that does not exceed the limitation amount. We will pay all of the unpaid excess compensation upon termination of the participant's employment for any reason. However, no excess compensation shall be payable by us if we determine that the excess compensation would be, or is reasonably likely to be, pursuant to Section 409A of the Code or any regulations or guidance thereunder includible in the participant's gross income in a taxable year before the year in which the participant would actually receive the excess compensation.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2007, Messrs. White, Gregory and Kransdorf served on the Compensation Committee. Mr. Matthies also served on the Compensation Committee until he resigned from our Board of Directors and Audit, Compensation and Governance Committees effective May 3, 2007. No member of the Compensation Committee was, during fiscal 2007, an officer or employee of ours, a former officer of ours or of our subsidiaries or had a relationship requiring disclosure by us under Item 407(e) of Regulation S-K. None of our executive officers have served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or the Compensation Committee during fiscal 2007. Mr. Bernstein was appointed to the Compensation Committee on February 12, 2008.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

        Any stockholder proposal intended to be included in our Proxy Statement under SEC Rule 14a-8 for the 2009 Annual Meeting of Stockholders must be received by us for inclusion in the Proxy Statement and form of proxy for that meeting no later than December 22, 2008.

        For a stockholder proposal to be presented at the Annual Meeting that it is not intended to be included in our Proxy Statement under SEC Rule 14a-8, the stockholder must comply with the applicable provisions of our Bylaws. In general, these provisions require that notice must be made by a stockholder of record on the date of giving notice and the record date for the Annual Meeting. In general, our Bylaws require that the notice must be received: (i) not earlier than January 22, 2009, and (ii) not later than February 21, 2009. Provided that in the event that the 2009 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2008 Annual Meeting, the notice must be received not later than the close of business on the tenth day following the date on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs, or no less than 90 days or more than 120 days prior to the Annual Meeting. The foregoing summary does not purport to be a complete description of all of the provisions of our Bylaws pertaining to stockholder nominations. Stockholders may obtain, without charge, a copy of our Bylaws upon written request to Ms. Zurzolo, our Secretary, at our principal executive offices.

AVAILABILITY OF ANNUAL REPORT AND FORM 10-K

        Accompanying this Proxy Statement is our Annual Report to Stockholders for the fiscal year ended January 1, 2008, which includes the Annual Report on Form 10-K filed with the Securities and Exchange Commission. We make available, free of charge through our website (www.thecheesecakefactory.com), our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission. These reports can be found under "SEC Filings" in the "Financial Information" portion of the "Investors" section of our website. We will provide to any stockholder without charge, upon the written request of that stockholder, a copy of our Annual Report on Form 10-K (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended January 1, 2008. Such requests should be addressed to:

Jill S. Peters
Vice President, Investor Relations
The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas Hills, CA 91301

By Order of the Board of Directors,

Debby R. Zurzolo Secretary

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting of Stockholders, and to ensure that a quorum is present, you are urged to vote your proxy by telephone or the Internet (see back cover), or by returning the Proxy Card by mail. If you are able to attend the meeting and you wish to vote your shares in person, the proxy is revocable.

IF YOU PLAN TO ATTEND THE MEETING

Please note that attendance will be limited to stockholders. Admission will be on a first-come, first-served basis. Stockholders may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

VOTE BY TELEPHONE		VOTE BY INTERNET
It's fast, convenient and your vote is immediately confirmed and posted. Using a touch-tone telephone, call the toll-free telephone number and follow these steps:		It's fast, convenient and your vote is immediately confirmed and posted. You will also have the option to register to receive future materials via the Internet.
1.	Read the accompanying Proxy Statement and Proxy card or voting instruction form.	1.	Read the accompanying Proxy Statement and Proxy card or voting instruction form.
2.	Call the toll-free telephone number listed on the Proxy Card or voting form.	2. 3.	Go to website: www.proxyvote.com Follow the simple instructions.
3.	Follow the simple recorded instructions.

Please do not return your Proxy Card or Voting Form if you voted by telephone or Internet.

EXHIBIT A

THE CHEESECAKE FACTORY INCORPORATED

2001 OMNIBUS STOCK INCENTIVE PLAN

AMENDED AND RESTATED

THE CHEESECAKE FACTORY INCORPORATED

2001 OMNIBUS STOCK INCENTIVE PLAN

ARTICLE I
GENERAL

1.1
Purpose.    The 2001 Omnibus Stock Incentive Plan (the "Plan") has been established by The Cheesecake Factory Incorporated (the "Company") to (i) attract and retain the services of persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate equity and performance based incentives, to achieve long-range performance goals; (iii) provide equity and performance based incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

1.2
Participation.    Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

1.3
Operation, Administration, and Definitions.    The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 7 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 12 of the Plan).

ARTICLE II
STOCK OPTIONS

2.1
Definitions.    The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under the Plan may be either Incentive Stock Options or Nonqualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code. A "Nonqualified Stock Option" is an Option that is not intended to be an "incentive stock option" as that term is described in Section 422(b) of the Code. Only Eligible Individuals who are employees of the Company or a Related Company may be granted Incentive Stock Options.

2.2
Exercise Price.    The Exercise Price of each Option granted under this Section 2 shall be established by the Committee at the time the Option is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock as of the Pricing Date, and in the event the Participant is a Ten Percent Shareholder, the Exercise Price for an Incentive Stock Option shall be at least 110% of Fair Market Value on the Pricing Date.

2.3
Exercise.

  (a)
  An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, except that no Option may be exercised after the Expiration Date applicable to that Option.

  (b)
  To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are Exercisable for the first time by the Participant during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Nonqualified Stock Options, to the extent required by Section 422 of the Code.

2.4
Expiration Date.    The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

  (a)
  the ten-year anniversary of the date on which the Option is granted;

  (b)
  if the Participant's Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination.

  (c)
  If the Participant's Date of Termination occurs by reason of Retirement, the third-year anniversary of such Date of Termination (other than in the case of an Incentive Stock Option): or

  (d)
  If the Participant's Date of Termination occurs for reasons other than Retirement, death or Disability, or Cause, the 90-day anniversary of such Date of Termination.

    Notwithstanding the other provisions of this Section 2.4, if the Participant's Date of Termination occurs by reason of Cause, neither the Participant, the Participant's estate nor such other person who may then hold such Participant's Option shall be entitled to exercise such Option on or after such Date of Termination.

2.5
Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

  (a)
  Subject to the following provisions of this Section 2.5, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 2.5(c), payment may be made as soon as practicable after the exercise).

  (b)
  The Exercise Price of an Option shall be payable by (i) cash payment, or (ii) delivery of shares of unrestricted Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise) provided, however, that such shares of Stock have been held by the Participant for at least six months before delivery, or in any combination of the foregoing, as the Committee shall determine. The Committee may also determine on or after the grant date of any Option (other than an Incentive Stock Option) that payment of the Exercise Price may also be made in whole or in part in the form of Restricted Shares or other Shares subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever any Exercise Price is paid in whole or in part by such consideration, the shares of Stock received upon exercise of the Option shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares received as applied to the shares surrendered.

  (c)
  The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.6
Distribution of Shares.    Distribution following exercise of an Option, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option as the Committee shall determine.

2.7
Grant of Reload Options.    The Committee may, in connection with the grant of an Option, provide in the Option Agreement that a Participant who (i) is a Participant when he or she exercises an Option (the "Exercised Option"), (ii) has not received a Reload Option (as defined below) within the six (6) months prior to such exercise, and (iii) satisfies the Exercise Price or any required tax withholding applicable thereto with shares of Stock which have been held by the Participant for at least six (6) months, shall automatically be granted an additional Option ("Reload Option") in an amount equal to the sum ("Reload Number") of the number or shares of Stock tendered to exercise the Exercised Option plus, if so provided by the Committee, the number of shares of Stock, if any, retained by the Company in connection with the exercise of the Exercised Option to satisfy any federal, state or local tax withholding requirements; provided that no Reload Option shall be granted in connection with the exercise of an Option that has been transferred by the initial Participant thereof. All Reload Options shall be Nonqualified Stock Options.

2.8
Conditions on Reload Options.    Reload Options shall be subject to the following terms and conditions:

  (a)
  The grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates.

  (b)
  Unless otherwise determined by the Committee, the Reload Option shall be fully vested and may be exercised at any time during the remaining term of the Exercised Option (subject to earlier termination thereof as provided in the Plan or in the applicable Award Agreement).

  (c)
  Unless otherwise determined by the Committee, the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that the Exercise Price for the Reload Option shall, in every case, be 100% of the Fair Market Value of a share of Stock on the Pricing Date of the Reload Option.

  (d)
  Each Option Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Options. Upon the exercise of an underlying Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Option Agreement or a new Option Agreement.

  (e)
  No additional Reload Options shall be granted to Participants when Options and/or Reload Options are exercised pursuant to the terms of this Plan following the Date of Termination.

2.9
Buyout Provisions.    The Committee may at any time offer to buy out, for a payment in cash or Stock, an Option previously granted, dated on such terms and conditions as the Committee shall establish, and communicated to the Participant at the time that such offer is made.

ARTICLE III
STOCK APPRECIATION RIGHTS

        The Committee may authorize grants to Participants of the Stock Appreciation Rights. Any such grant shall be upon such terms and conditions as the Committee may determine in accordance with the provisions of the Plan, including:

3.1
Any grant may specify that the Company may pay the amount payable on the exercise of a Stock Appreciation Right in cash, Common Stock or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Common Stock or other equity securities in lieu of cash.

3.2
Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

3.3
Any grant may specify (i) a waiting period or periods before any Stock Appreciation Right shall become exercisable and (ii) permissible dates or periods on or during which any Stock Appreciation Right shall be exercisable.

3.4
Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.

3.5
Any grant of Stock Appreciation Right may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Common Stock on a current, deferred or contingent basis.

3.6
Each grant shall be evidenced by an agreement delivered to and accepted by the grantee, which shall describe the subject Stock Appreciation Right, identify any related Options, state that the Stock Appreciation Right is subject to all of the terms and conditions of this Plan and contain such other terms and provisions, not inconsistent with this Plan, as the Committee in its sole discretion may determine.

3.7
Each grant of a Tandem Stock Appreciation Right shall provide that such Right may be exercised only (i) when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of the related Option (or such other right) for cancellation.

3.8
Each grant of Freestanding Stock Appreciation Right (i) shall specify a Base Price per share, which shall be equal to or greater than the Fair Market Value on the grant date (which shall not be earlier than the date on which the Committee takes action with respect to the grant); (ii) shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Right or installments thereof shall become exercisable; and (iii) may provide for the earlier exercise of such Freestanding Stock Appreciation Right in the event of a change in control of the Company or other similar transaction or event.

3.9
Successive grants of Freestanding Stock Appreciation Rights may be made to the same Participant regardless of whether any such Rights previously granted to such Participant remain unexercised.

3.10
No Freestanding Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

ARTICLE IV
RESTRICTED SHARES

        The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the provisions of the Plan, including:

4.1
Each grant shall constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer as referred to hereinafter. The grant date of Restricted Shares shall not be earlier than the date on which the Committee takes action with respect to the grant.

4.2
Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the grant date.

4.3
Each grant shall provide that the Restricted Shares covered thereby shall be subject to a substantial risk of forfeiture within the meaning of Code Section 83 for a period to be determined by the Committee on the grant date, which period shall not be less than three (3) years from the grant date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or other similar transaction or event.

4.4
Unless the Committee determines otherwise, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue.

4.5
Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

4.6
Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Stock, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

4.7
Each grant shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions, not inconsistent with this Plan, as the Committee in its sole discretion may determine. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

ARTICLE V
DEFERRED SHARES

        The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the provisions of the Plan, including:

5.1
Each grant shall constitute the agreement by the Company to issue or transfer Common Stock to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify. The grant date of Deferred Shares shall not be earlier than the date on which the Committee takes action with respect to the grant.

5.2
Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of the Common Stock on the grant date.

5.3
Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the grant date, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

5.4
Each grant shall provide that during the Deferral Period, the Participant shall not have any (i) right to transfer any rights under the subject Deferred Shares, (ii) ownership rights in the Deferred Shares, and (iii) right to vote such shares.

5.5
Any grant of Deferred Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Common Stock on a current, deferred or contingent basis.

5.6
Each grant shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions, not inconsistent with this Plan, as the Committee in its sole discretion may determine.

ARTICLE VI
PERFORMANCE SHARES AND PERFORMANCE UNITS

        The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon such terms and conditions as the Committee may determine in accordance with the provisions of this Plan, including:

6.1
Each grant shall specify (i) the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors; (ii) the Performance Objectives that are to be achieved by the Participant; and (iii) the time and manner of payment of Performance Shares or Performance Units that shall have been earned and any grant may specify that any such amount may be paid by the Company in cash, Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives. The grant date of Performance Shares and Performance Units shall not be earlier than the date on which the Committee takes action with respect to the grant.

6.2
The Performance Period with respect to each Performance Share or Performance Unit shall commence on the grant date and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

6.3
Each grant may specify a minimum acceptable level of achievement of Performance Objectives below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the Performance Objectives. The Committee may adjust such minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the acceptable level of achievement.

6.4
Any grant of Performance Shares may specify that (i) the amount payable with respect thereto may not exceed a maximum specified by the Committee on the grant date, and (ii) the amount payable, or the number of shares of Common Stock issued, with respect thereto may not exceed maximums specified by the Committee on the grant date.

6.5
Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Common Stock on a current, deferred or contingent basis.

6.6
Each grant shall be evidenced by an agreement delivered to and accepted by the Participant, which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions, not inconsistent with this Plan, as the Committee in its sole discretion may determine.

ARTICLE VII
OPERATION AND ADMINISTRATION

7.1
Effective Date.    This Plan became effective as of May 24, 2001 (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding, provided, however, that to the extent required by the Code, no Incentive Stock Option may be granted under the Plan on a date that is more than ten years from the date the Plan was adopted. The Board amended and restated this Plan on April 5, 2004. This amendment and restatement shall become effective upon its approval by the Stockholders of the Company at the next Annual Meeting of Stockholders.

7.2
Shares Subject to Plan.

  (a)
  (i)
  Subject to the following provisions of this Section 7.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (1) 2,541,137 shares of Stock; and (2) any shares of Stock that are represented by options granted under the Company's 1992 Performance Stock Option Plan ("1992 Plan") which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares of Stock back to the Company.

  (ii)
  Any shares of Stock granted under the Plan that are forfeited because of the failure to meet a contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

  (iii)
  If the Exercise Price of any Option granted under the Plan or the 1992 Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

  (iv)
  Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

  (b)
  Subject to Section 7.2(d), the following additional maximums are imposed under the Plan.

  (i)
  The maximum number of shares of Stock that may be issued or transferred upon the exercise of Options intended to be Incentive Stock Options shall be 635,284 shares.

  (ii)
  No Participant may receive Awards representing more than 500,000 shares of Stock during any consecutive 12 months.

  (iii)
  With the exception of shares of Stock that may be issued or transferred upon the exercise of Nonqualified Stock Options, the maximum number of shares of Stock that may be delivered under the Plan as Awards shall not exceed twenty-five percent (25%) of the total number of shares of Stock available for Awards under this Plan.

  (c)
  In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options or the amount payable upon the exercise of outstanding Stock Appreciation Rights; as well as any other adjustments that the Committee determines to be equitable.

    (d)
    In the event that the Stock of the Company is split or reverse-split, whether by stock dividend, combination, reclassification or similar method not involving the payment of consideration, the number of shares of Stock available for Awards under this Plan, in the aggregate and individually as set forth in Sections 7.2(a)(i), 7.2(a)(iv), and 7.2(b) shall be automatically proportionately adjusted.

7.3
Limit on Distribution.    Distribution of shares of Stock under the Plan shall be subject to the following:

  (a)
  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

  (b)
  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

7.4
Tax Withholding.

  (a)
  Prior to the delivery of any shares of Stock or cash or benefit pursuant to the exercise of Award, the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such exercise.

  (b)
  The Committee pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable shares of Stock, or (ii) delivery to the Company shares of Stock then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the exercise of an Option on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the shares of Stock to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

  (c)
  If the Participant, in connection with any Award, makes the election permitted under section 83(b) of the Code to include in such Participant's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Participant shall notify the Company of such election within 10 days after filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

7.5
Payment Shares.    Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).

7.6
Dividends and Dividend Equivalents.    An agreement evidencing an Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

7.7
Deferrals.    The Committee may permit a Participant to defer receipt of the payment of the delivery of shares of Stock that would otherwise be due to such Participant under an Award. Any such deferral election shall be subject to such rules and procedures as shall be determined by the Committee.

7.8
Transferability.    Awards granted under the Plan are not transferable or assignable by the Participant and may not be subject to execution, attachment or similar process otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that Nonqualified Stock Options held by a Participant may be transferred to such family members, a partnership or other entity in which all the beneficial owners are family members, trusts, charitable institutions, or any other entity affiliated with the Participant as the Committee shall approve.

7.9
Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

7.10
Agreement with Company.    At the time an Award is granted to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may prescribe. Any Award may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 4, shall be subject to further restrictions or limitations upon transfer.

7.11
Limitation of Implied Rights.

  (a)
  Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

  (b)
  The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Option granted under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

    (c)
    Unless otherwise determined by the Committee, the grant or exercise of Options by Participants under the Plan shall not be determined a part of the Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program.

7.12
Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

7.13
Action by Company or Related Company.    Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, (except to the extent prohibited by applicable law or applicable rules of any stock exchange or Nasdaq Stock Market, Inc.) by a duly authorized officer of the Company.

7.14
Fractional Shares.    The Company shall not be required to issue any fractional shares of Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof.

ARTICLE VIII
COMMITTEE

8.1
Administration and Powers of Committee.    The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 8. Without limiting the generality of the foregoing, the general purposes, terms and conditions of the Plan, the Committee shall have full power to implement and carry out the Plan including, but not limited to, the following:

  (a)
  Subject to the provisions of the Plan, the Committee will have the authority and discretion (i) to select from among the Eligible Individuals those persons who shall receive Awards, (ii) to determine the time or times of receipt of Awards, (iii) to determine the types of Awards and the number of shares covered by the Options, (iv) to establish the terms, conditions, restrictions, deferral arrangements and other provisions of such Awards, (v) to cancel or suspend Awards, (vi) to permit a Participant to relinquish (in full or part) an Award in order to maximize the Participant's after-tax proceeds, (vii) to provide for "gross-up" for any taxes associated with any Award, (viii) to grant Awards in lieu of salary increases or other compensation or benefit arrangements, (ix) to provide for such forfeitures of Awards as may be permitted under applicable law, and (x) to make such modifications or adjustments to Awards to Participants working outside the United States as are advisable to fulfill the purposes of the Plan. In making such determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

  (b)
  The Committee will have the authority and discretion to establish the Performance Objectives for Participants who have received grants of Awards. The Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

    (c)
    The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by it under the Plan are final and binding.

    (d)
    Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, Disability, Retirement, early retirement with the consent of the Company or leave of absence authorized by the Company, under applicable law or otherwise approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Award that is not immediately and fully exercisable, or any shares of Stock that are subject to any transfer restriction, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award granted under this Plan.

    (e)
    The Committee shall not approve any agreement, amendment or modification to an agreement or the Plan that would reprice any Option issued under the Plan.

    (f)
    In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by written consent without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

8.2
Selection of Committee.    The Committee shall be selected by the Board, and shall consist of two or more members of the Board, all of whom shall qualify as an "outside director" pursuant to Section 162(m) of the Code and a "non-employee director" as determined by Rule 16b-3 of the Exchange Act.

8.3
Delegation by Committee.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange or the Nasdaq Stock Market, Inc., the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, provided however, that the Committee may not delegate its authority and powers in any way which would jeopardize the Plan's or any Option's qualification under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code. Any such allocation or delegation may be revoked by the Committee at any time.

8.4
Information to be Furnished to Committee.    The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provisions of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

8.5
Indemnification.    In addition to such other rights of indemnification as they may have as directors and officers of the Company, members of the Committee and those officers and employees administering the Plan at the Committee's discretion shall be indemnified by the Company against any reasonable expenses, including attorney's fees actually and necessarily incurred, which they or any of them may incur by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement or any claim related thereto, (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding a director shall in writing offer the Company the opportunity, at its own expense, to handle the defense of the same.

ARTICLE IX
AMENDMENT AND TERMINATION

        The Board may, at any time, amend, suspend or terminate the Plan, in whole or part. No amendment shall be effective unless such amendment is approved by the stockholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Section 162(m) and Section 422 of the Code or with other applicable laws, regulations or listing standards of the exchange or Nasdaq Stock Market, Inc. upon which the Stock is listed. No amendment suspension or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Option granted under the Plan prior to the date such amendment is adopted by the Board. This Section 9 is subject to the restrictions of Section 8.1(e).

ARTICLE X
CHANGE IN CONTROL

10.1
Change in Control.    Unless specifically provided to the contrary in any agreement evidencing an Option, in the event of a Change in Control of the Company, unless outstanding Options are effectively assumed by the surviving entity or acquiring entity, all Options granted under this Plan that then are outstanding and not then exercisable or are subject to restrictions, shall, except as provided in Section 10.2, or unless otherwise provided for in the agreements applicable thereto, become immediately exercisable, and all restrictions shall be removed, as of the first date that the Change in Control has been deemed to have occurred, and shall remain as such for the remaining life of the Option as provided herein and within the provisions of the related agreements.

10.2
Adjustments upon Merger or Asset Sale.    In the event of a Change in Control under Section 10.3(b) or (c) (ii) (a "Section 10.2 Event") and the successor corporation does not either (i) assume each outstanding Option or (ii) substitute an equivalent award by the successor entity or a parent or subsidiary of the successor entity, then the Option shall fully vest and become immediately exercisable. For the purpose of this subsection, the Option shall be considered assumed if, following the Section 10.2 Event, the holder of the Option has the right to purchase or receive, for each share of Stock immediately prior to the Section 10.2 Event, equal consideration (whether stock, cash, or other securities or property) as received in the Section 10.2 Event by holders of each share of Stock held on the effective date of the transaction (and if holders of shares of Stock were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Section 10.2 Event was not solely common stock of the successor entity or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Stock subject to the Option, to be cash and/or other securities equal in Fair Market Value to the per share consideration received by holders of Stock in the merger or sale of assets.

10.3
Definition.    For purposes of this Section 10, a Change in Control of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following shall have been satisfied:

  (a)
  any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act, directly or indirectly, of securities of the Company representing 20% of more of the combined voting power of the Company's then outstanding voting securities ("Voting Securities"); or

    (b)
    the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than:

    (i)
    a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

    (ii)
    a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 20% of the combined voting power of the Company's then outstanding Voting Securities; or

    (iii)
    a merger or consolidation which would result in the directors of the Company (who were directors immediately prior thereto) continuing to constitute at least 50% of all directors of the surviving entity after such merger or consolidation. The term, "surviving entity" shall mean only an entity in which all the Company's stockholders immediately before such merger or consolidation (determined without taking into account any stockholders properly exercising appraisal or similar rights) become stockholders by the terms of such merger or consolidation, and the phrase "directors of the Company (who were directors immediately prior thereto)" shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation.

    (c)
    the stockholders of the Company approve a plan of complete liquidation or agreement for the sale or disposition of all or substantially all of the Company's assets; or

    (d)
    during any period of 24 consecutive months, individuals, who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board of Directors, or whose nomination for election by the Company's stockholders, was approved by a vote of at least one-half (1/2) of the directors then in office (other than in connection with a contested election), cease for any reason to constitute at least a majority of the Board of Directors.

10.4
Other.    The Committee in its sole discretion may make such provision as it deems appropriate with respect to Change of Control in an agreement with respect to Stock Appreciation Right, Restricted Shares, Deferred Shares, Performance Shares or Performance Units.

ARTICLE XI
GOVERNING LAW

        This Plan and all Option Agreements, shall be construed in accordance with and governed by the laws of Delaware (excluding its conflicts of laws provisions).

ARTICLE XII
DEFINED TERMS

12.1
For purposes of the Plan, the terms listed below shall be defined as follows:

  (a)
  1992 Plan.    The term "1992 Plan" has the meaning set forth in Section 7.2(a).

  (b)
  Award.    The term "Award" shall mean any Option, Stock Appreciation Right, Restricted Shares, Deferred Shares, Performance Shares or Performance Units.

    (c)
    Base Price.    The term "Base Price" shall mean the price to be used as the basis for determining the Spread upon exercise of a Stock Appreciation Right.

    (d)
    Board.    The term "Board" shall mean the Board of Directors of the Company.

    (e)
    Cause.    The term "Cause" shall mean unless otherwise defined in any employment agreement with the Participant or Option Agreement any one or more of the following: (i) Dishonesty, incompetence or gross negligence in the discharge of the Participant's duties; (ii) Theft, embezzlement, fraud, breach of confidentiality, or unauthorized disclosure or use of inside information, recipes, processes, customer and employee lists, trade secrets, or other Company proprietary information; (iii) Willful material violation of any law, rule, or regulation of any governing authority or of the Company's policies and procedures, including the Company's Code of Ethics and Code of Conduct; (iv) Material breach of any agreement with the Company; (v) Intentional conduct which is injurious to the reputation, business or assets of the Company; or (vi) Solicitation of the Company's agents or staff members to work for any other business entity.

    (f)
    Change of Control.    The term "Change of Control" has the meaning set forth in Section 10.3.

    (g)
    Code.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

    (h)
    Committee.    The term "Committee" has the meaning set forth in Section 8.

    (i)
    Date of Termination.    The Participant's "Date of Termination" shall be the first day on which the Participant's employment with the Company and all Related Companies terminates for any reason (except as provided below for Cause); provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided, that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant's employer or as otherwise required under law. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer. If a Participant's employment with the Company and all Related Companies terminates for Cause, the Date of Termination shall be deemed to occur on the date the Company sends or delivers notice to the Participant that such Participant is terminated for Cause.

    (j)
    Deferral Period.    The term "Deferral Period" shall mean the period of time during which Deferred Shares are subject to deferral limitations under Section 5.

    (k)
    Deferred Shares.    The term "Deferred Shares" shall mean an Award pursuant to Section 5 of the right to receive Stock at the end of a specified Deferral Period.

    (l)
    Disability.    Except as otherwise provided by the Committee, the Participant shall be considered to have a "Disability" during the period in which the Participant is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days. In the case of an Incentive Stock Option, "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

    (m)
    Effective Date.    The term "Effective Date" has the meaning set forth in Section 7.1.

    (n)
    Eligible Individual.    The term "Eligible Individual" shall mean any employee of the Company or a Related Company, and any consultant or other person providing key services to the Company or a Related Company.

    (o)
    Exchange Act.    The term "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder. A reference to any provision of the Exchange Act shall include reference to any successor provision of the Exchange Act.

    (p)
    Exercise Price.    The term "Exercise Price" means the per share price at which an holder of an Option may purchase shares issued upon exercise of such Option as determined by the Committee.

    (q)
    Expiration Date.    The term "Expiration Date" has the meaning set forth in Section 2.4.

    (r)
    Fair Market Value.    For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply: (i) if the Stock is listed or admitted to trade on a national securities exchange, the closing price of the Stock on the Composite Tape, as published in The Wall Street Journal, of the principal national securities exchange on which the Stock is so listed or admitted to trade, on such date, or, if there is no trading of the Stock on such date, then the closing price of the Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the Stock is not listed or admitted to trade on a national securities exchange but is listed and quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), the last sale price for the Stock on such date as reported by Nasdaq, or, if there is no reported trading of the Stock on the next preceding date on which there was trading in the Stock; (iii) if the Stock is not listed or admitted to trade on a national securities exchange and is not listed and quoted on Nasdaq, the mean between the closing bid and asked price for the Stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD"); (iv) if the Stock is not listed or admitted to trade on a national securities exchange, not listed and quoted on Nasdaq and closing bid and asked prices are not furnished by the NASD, the mean between the closing bid and asked price for the Stock on such date, as furnished by the National Quotation Bureau ("NQB") or similar organization; (v) if the Stock is not listed or admitted to trade on a national securities exchange, not listed and quoted on Nasdaq and if bid and asked prices for the Stock are not furnished by the NASD, NQB or a similar organization, the value established in good faith by the Committee.

    (s)
    Freestanding Stock Appreciation Right.    The term "Freestanding Stock Appreciation Right" shall mean a Stock Appreciation Right granted pursuant to Section 3, which is not granted in tandem with an Option or similar right.

    (t)
    Incentive Stock Option.    The term "Incentive Stock Option" has the meaning set forth in Section 2.1(a).

    (u)
    Nonqualified Stock Option.    The term "Nonqualified Stock Option" has the meaning set forth in Section 2.1(a).

    (v)
    Option.    The term "Option" has the meaning set forth in Section 2.1.

    (w)
    Option Agreement.    The term "Option Agreement" means with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

    (x)
    Participant.    The term "Participant" has the meaning set forth in Section 1.2.

    (y)
    Performance Objectives.    The term "Performance Objectives" shall mean, as determined by the Committee, the performance objectives established pursuant to this Plan for grants of Awards and/or Participants who have received grants of Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or Eligible Individual or the Related Company, division, department or function within the Company or Related Company in which the Eligible Individual or Participant is employed. Any Performance Objectives applicable to Awards to the extent that such an Award is intended to qualify as "performance-based compensation" under Code Section 162(m) shall be limited to specified levels of or increases in the Company's or the Related Company's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, sales growth, gross margin, return on investment, increase in the Fair Market Value of the Common Stock, share price (including, but not limited to, growth measures and total shareholder return), net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets. Except in the case of such an Award intended to qualify under Code Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

    (z)
    Performance Period.    The term "Performance Period" shall mean a period of time established under this Plan within which the Performance Objectives relating to a Performance Share, Performance Unit, Deferred Shares or Restricted Shares are to be achieved. Such period shall not be less than one (1) year.

    (aa)
    Performance Share.    The term "Performance Share" shall mean a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 6.

    (bb)
    Performance Unit, The term "Performance Unit" shall mean a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 6.

    (cc)
    Pricing Date.    The term "Pricing Date" means the date on which an Option is granted, except that the Committee may determine that for purposes of a Nonqualified Stock Option the Pricing Date is the date on which a written offer is made to the recipient or the recipient is hired or promoted (or similar event), if the grant of the Option occurs not more than 90 days after the date of such offer, hiring, promotion or other event.

    (dd)
    Related Company.    The term "Related Company" means (i) any corporation, partnership, joint venture, limited liability company or other entity during any period in which it owns, directly or indirectly, at least twenty-five percent (25%) of the voting power of all classes stock of the Company (or successor to the Company) entitled to vote; and (ii) any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company, or by any entity that is a successor to the Company. Notwithstanding the foregoing, in the case of an Incentive Stock Option the term "Related Company" shall be defined consistent with the provisions of Section 424(e) and (f) of the Code.

    (ee)
    Restricted Shares.    The term "Restricted Shares" shall mean Stock granted under Section 4, subject to a substantial risk of forfeiture.

    (ff)
    Retirement.    The term "Retirement" shall mean for an employee of the Company or Related Company the occurrence of the Participant's Date of Termination after age 60.

    (gg)
    Spread.    The term "Spread" shall mean, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

    (hh)
    Stock Appreciation Right.    The term "Stock Appreciation Right" shall mean the right to receive from the Company an amount determined by the Committee and expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right.

    (ii)
    Stock.    The term "Stock" shall mean shares of common stock of the Company.

    (jj)
    Tandem Stock Appreciation Right.    The term "Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right granted pursuant to Section 3, which is granted in tandem with an Option or any similar right granted under any other plan of the Company.

    (kk)
    Ten Percent Stockholder.    The term "Ten Percent Stockholder" means a person who directly or by attribution owns more than 10% of the total combined voting power of all classes of capital stock of the Company.

PROXY                                               THE CHEESECAKE FACTORY INCORPORATED

Solicited on behalf of the Board of Directors of THE CHEESECAKE FACTORY INCORPORATED (“the Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 22, 2008 at 10:00 A.M. Pacific Daylight Time at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California.

The undersigned hereby appoints Debby R. Zurzolo and Jill S. Peters, or either one of them, as the “Named Proxies” with the full power of substitution, to vote all shares of common stock of the Company held of record by the undersigned on March 31, 2008 at the Meeting or at any adjournments or postponements thereof, on the proposals set forth on the reverse side.

This proxy, when properly executed and returned, will be voted in the manner directed by the undersigned stockholder. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 and 4.  In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the Meeting. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Notice dated April 21, 2008 of the 2008 Annual Meeting of Stockholders and the accompanying Proxy Statement relating to the Meeting is acknowledged.

IMPORTANT — THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE. PLEASE REFER TO THE REVERSE SIDE OF THIS PROXY CARD FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE CHEESECAKE FACTORY INCORPORATED

The Cheesecake Factory Incorporated is making each of the following four proposals:

The Board of Directors unanimously recommends a vote FOR the directors named below:		For All	Withhold All	For All Except

1.	ELECTION OF DIRECTORS:
	01) DAVID OVERTON	☐	☐	☐
02) AGNIESZKA WINKLER

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors unanimously recommends a vote FOR the proposals below:		For	Against	Abstain

2.	To approve an amendment to the Company’s Amended and Restated 2001 Omnibus Stock Incentive Plan.	☐	☐	☐

3.	To approve amendments to the Company’s Certificate of Incorporation to eliminate the classified Board of Directors and make conforming changes to the Company’s Certificate of Incorporation.	☐	☐	☐

4.	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2008.	☐	☐	☐

In addition, to act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by president or other authorized officer. If signer is a partnership, please sign in partnership name by authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF MR. OVERTON AND MS. WINKLER TO THE BOARD OF DIRECTORS.
DIRECTOR COMPENSATION TABLE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED 2001 OMNIBUS STOCK INCENTIVE PLAN
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED 2001 OMNIBUS STOCK INCENTIVE PLAN.
PROPOSAL 3 APPROVAL OF AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS, TO PERMIT REMOVAL OF DIRECTORS WITH OR WITHOUT CAUSE, AND TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT WITH RESPECT TO ARTICLE FIFTH OF THE CERTIFICATE OF INCORPORATION
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION.
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2008.
BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
AVAILABILITY OF ANNUAL REPORT AND FORM 10-K
  EXHIBIT A
THE CHEESECAKE FACTORY INCORPORATED 2001 OMNIBUS STOCK INCENTIVE PLAN AMENDED AND RESTATED
THE CHEESECAKE FACTORY INCORPORATED 2001 OMNIBUS STOCK INCENTIVE PLAN
ARTICLE I GENERAL
ARTICLE II STOCK OPTIONS
ARTICLE III STOCK APPRECIATION RIGHTS
ARTICLE IV RESTRICTED SHARES
ARTICLE V DEFERRED SHARES
ARTICLE VI PERFORMANCE SHARES AND PERFORMANCE UNITS
ARTICLE VII OPERATION AND ADMINISTRATION
ARTICLE VIII COMMITTEE
ARTICLE IX AMENDMENT AND TERMINATION
ARTICLE X CHANGE IN CONTROL
ARTICLE XI GOVERNING LAW
ARTICLE XII DEFINED TERMS